UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BJ’S RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BJ’S RESTAURANTS, INC.

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

Dear Shareholders:

You are cordially invited to attend the BJ’s Restaurants, Inc. Annual Meeting of Shareholders on Tuesday, June 2, 2015, at 9:00 a.m. (Pacific Daylight Time). The meeting will be held at the Restaurant Support Center of BJ’s Restaurants, Inc., 7755 Center Avenue, 4th Floor, Huntington Beach, California 92647.

The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. We first mailed this Proxy Statement and the enclosed Proxy Card to shareholders on April 29, 2015.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE YOUR SHARES PROMPTLY BY MAIL, TELEPHONE OR INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

Sincerely,

Gerald W. Deitchle	Gregory A. Trojan
Chairman of the Board	President and Chief Executive Officer

IF YOU PLAN TO ATTEND THE MEETING

Please note that attendance will be limited to shareholders. Admission will be on a first-come, first-served basis. Shareholders may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

BJ’S RESTAURANTS, INC.

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BJ’s Restaurants, Inc., a California corporation, will be held at the Restaurant Support Center of BJ’s Restaurants, Inc., 7755 Center Avenue, 4th Floor, Huntington Beach, California 92647, on Tuesday, June 2, 2015, at 9:00 a.m., Pacific Daylight Time, for the following purposes:

(1)	The election of ten directors to serve until our next Annual Meeting of Shareholders and until their successors are elected and qualified;

(2)	Ratification and approval of our 2005 Equity Incentive Plan, as amended, including an amendment to increase the number of shares of Common Stock reserved for issuance thereunder by 1,250,000 shares;

(3)	Approval, on an advisory and non-binding basis, of the compensation of named executive officers;

(4)	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (“independent auditor”) for fiscal 2015; and

(5)	The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

The close of business on April 15, 2015, has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment or postponements thereof. For a period of at least ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be open for examination by any shareholder during ordinary business hours at our Restaurant Support Center located at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647.

YOUR VOTE IS VERY IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ORDER TO ENSURE THE PRESENCE OF A QUORUM.

Registered holders may vote:

1.	By internet: go to http://www.investorvote.com/BJRI

2.	By toll-free telephone: call 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico any time on a touch tone telephone.

3.	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to the exercise of the proxy at the Annual Meeting of Shareholders.

Beneficial Shareholders.  If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

GERALD W. DEITCHLE

Chairman of the Board

April 24, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 2, 2015

The Proxy Statement related to our 2015 Annual Meeting of Shareholders, our Annual Report to Shareholders for the fiscal year ended December 30, 2014, our Annual Report on Form 10-K for the fiscal year ended December 30, 2014, and directions to our 2015 Annual Meeting of Shareholders are available under “Proxy Materials” in the “Investors” section of our website at http://www.bjsrestaurants.com. Our website address is not intended to function as a hyperlink, and the information on our website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

BJ’S RESTAURANTS, INC.

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 2, 2015

INFORMATION CONCERNING SOLICITATION OF PROXIES AND VOTING

The following information is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of BJ’s Restaurants, Inc. in connection with our Annual Meeting of Shareholders and adjournments or postponements thereof to be held on June 2, 2015, at the Restaurant Support Center of BJ’s Restaurants, Inc., 7755 Center Avenue, 4th Floor, Huntington Beach, California 92647 at 9:00 a.m., Pacific Daylight Time, for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

SOLICITATION AND REVOCATION OF PROXIES

A form of proxy is being furnished herewith to each shareholder and in each case is solicited on behalf of our Board of Directors for use at the Annual Meeting. We filed this Proxy Statement in definitive form with the Securities and Exchange Commission (“SEC”) on or about April 24, 2015, and we expect to mail copies of this Proxy Statement to shareholders beginning on April 29, 2015. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. We may reimburse persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding solicitation materials to their principals. The costs of such solicitation are not expected to exceed $5,000. Our directors, officers and regular administrative employees may solicit proxies personally, by telephone or electronic communication but will not be separately compensated for such solicitation services.

Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to us. Alternatively, internet and telephone voting will be available through 11:00 p.m., Pacific Daylight Time, on June 1, 2015. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with our Secretary a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date via the internet, telephone or mail. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote their shares in person.

Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the Annual Meeting, the shares represented by the proxy will be voted (i) FOR the election of all ten of the nominee-directors specified herein, (ii) FOR ratification and approval of our 2005 Equity Incentive Plan, as amended, including the amendment to increase the number of shares of Common Stock reserved for issuance thereunder by 1,250,000 shares, (iii) FOR the approval, on an advisory and non-binding basis, of the compensation of named executive officers; and (iv) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made therein. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as recommended by our Board of Directors. The persons named as proxies were selected by our Board of Directors and each of them is one of our officers.

Your execution of the enclosed proxy or submission of your vote via the internet or telephone will not affect your right as a shareholder to attend the Annual Meeting and to vote in person.

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If you are a street name holder and fail to instruct the shareholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. These rules apply to brokers holding our shares even though our Common Stock is traded on the NASDAQ Select Global Market. With respect to the election of the nominees for director, the proposal to approve the 2005 Equity Incentive Plan, as amended, and the proposal to approve an advisory resolution on compensation of named executive officers, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares. With respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditor for our 2015 fiscal year, the rules treat such a proposal as “routine” and permit member brokers to exercise voting discretion as to the uninstructed shares.

For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a “broker non-vote.” Under our Bylaws and California law, shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If you properly submit your proxy but abstain from voting for one or more director nominees or abstain from voting on the other proposals, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting. If you do not submit your proxy or voting instructions and also do not vote by ballot at the Annual Meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so.

If you abstain from voting for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposals to ratify and approve the 2005 Equity Incentive Plan, as amended, to approve, on an advisory and non-binding basis, compensation of named executive officers, and to ratify the selection of Ernst & Young LLP as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the Fiscal 2014 Annual Report may have been sent to multiple shareholders in your household. If you would like to obtain another copy of either document, please contact our Investor Relations Department at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647, telephone (714) 500-2400. If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

SHAREHOLDERS’ VOTING RIGHTS

Only holders of record of shares of our Common Stock, no par value, at the close of business on April 15, 2015, (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 26,316,951 shares of Common Stock issued and outstanding, with one vote per share, held by 84 shareholders of record. We estimate that there were approximately 9,700 beneficial shareholders.

With respect to the election of directors, assuming a quorum is present, the ten candidates receiving the highest number of votes are elected. See “Election of Directors.” Our Board of Directors has adopted a majority voting policy which provides for majority voting for directors in uncontested elections. Under our majority voting policy, which is part of our Corporate Governance Guidelines, a director nominee must receive more “For” votes than “Withhold” votes. Abstentions will have no effect on the director election since only “For” and “Withhold” votes with respect to a nominee will be counted. Any incumbent director nominee who receives a greater number of “Withhold” votes than “For” votes with respect to his or her election at the 2015 Annual Meeting shall tender his or her resignation within 15 days of the final vote. Our Board, within 90 days of receiving the certified voting results pertaining to the election, will decide whether to accept the resignation of any unsuccessful incumbent, or whether other action should be taken, through a process managed by the Governance and Nominating Committee. In reaching its decision, the Board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to us, the overall composition of the Board, and whether accepting the tendered resignation would cause us to fail to meet any applicable rule or regulation, including NASDAQ listing standards. The Board promptly will disclose the decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation, if applicable) in a document filed with the SEC.

To ratify and approve the 2005 Equity Incentive Plan, as amended, to approve, on a non-binding and advisory basis, the compensation of named executive officers, and to ratify the appointment of Ernst & Young LLP, assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of our Common Stock.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1 ON PROXY CARD)

The number of directors on our Board of Directors shall not be fewer than seven or more than 13 in accordance with our Bylaws. The exact number is fixed from time to time by our Board of Directors and is currently set at 11. Mr. King, who has been a member of our Board since 2002, has indicated he is retiring from the Board effective at the Annual Meeting and, therefore, is not standing for re-election. Immediately following the meeting, the Board expects to reduce the number of authorized directors to ten members.

All directors are subject to election at each Annual Meeting of Shareholders. At this Annual Meeting, ten directors will be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for election as directors at this Annual Meeting are set forth in the table below. All nominees are recommended by our Board of Directors for election at the Annual Meeting and all nominees currently serve on our Board of Directors. In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by our existing Board of Directors. The Board of Directors may elect to fill interim vacancies of directors. Each of our officers is elected by, and serves at the discretion of, the Board of Directors, subject to the terms of any employment agreement.

The ten nominees receiving the highest number of votes cast “For” their election at the Annual Meeting will be elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Under our majority voting policy, any director nominee who receives a greater number of “Withhold” votes than “For” votes with respect to their election shall tender their resignation within 15 days of the final vote. See the description of our majority voting policy in “Shareholders’ Voting Rights” above.

Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of our directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate’s name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder’s intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors if any shareholder gives notice of his or her intention to exercise the right to cumulative voting. In that event, the Board of Directors will instruct the proxy holders to vote all shares represented by proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board of Directors that may be elected with the votes held by the proxy holders.

Director Nomination Process

The Board of Directors and the Governance and Nominating Committee periodically review and assess the size and composition of the Board in light of the collective skills and experience of current Board members and the perceived needs of the Board at a particular point in time. Our Corporate Governance Guidelines set forth the general qualifications for Board membership and procedures for identification of prospective Board candidates. The Governance and Nominating Committee, with the input of other members of the Board, develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee considers candidates for Board membership suggested by its members and other Board members, as well as candidates suggested by members of our management and by our shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate.

The Governance and Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of our Bylaws relating to shareholder nominations. Our Bylaws provide that only persons who are nominated in accordance with specified Bylaw procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by, or at the direction of, the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with certain notice procedures set forth in the Bylaws. To be timely in the case of an annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day and no earlier than the close of business on the 90th day prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or after the one year anniversary of the date on which the preceding annual meeting was called, notice by the shareholder must be received no earlier than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was first made. The shareholder’s notice must set forth certain information concerning the proposed nominee(s) and the shareholder giving notice, as set forth in the Bylaws.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies, provide specific expertise or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the following standards and qualifications:

•	the ability of the prospective nominee to represent the interests of all of our shareholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the prospective nominee’s ability to qualify as a director when we apply for and hold certain business and liquor licenses where such qualification is required;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of our shareholders, employees, guests and communities.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, specific business and financial expertise, experience as a director of a public company, the need for Audit Committee expertise, the evaluations of other prospective nominees, and diversity. The Board considers a number of factors in its evaluation of diversity, including geography, age, gender and ethnicity. As indicated above, diversity is one factor in the total mix of information the Board considers when evaluating director candidates. The Board is committed to increasing its diversity going forward through the recruitment of qualified members with more diverse backgrounds to fill Board vacancies as they occur.

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Board has adopted age limits for members of our Board which require that any person who has reached the age of 75 shall not be nominated for initial election to the Board. However, the Governance and Nominating Committee may recommend, and the Board may approve the nomination for re-election of a director at or after the age of 75 if, in light of all the circumstances, the Board believes it is in our best interests and the best interests of our shareholders.

We previously entered into an employment agreement with Mr. Trojan that requires us to take all reasonable action within our control to cause him to continue to be appointed or elected to our Board of Directors during the term of his employment under the employment agreement.

The following table sets forth certain information concerning the nominees for election as directors:

Nominee	Principal Occupation	Age
Gerald W. Deitchle	Chairman of the Board, retired President and Chief Executive Officer of BJ’s Restaurants, Inc.	63
Gregory A. Trojan	President and Chief Executive Officer of BJ’s Restaurants, Inc.	55
Peter A. Bassi	Retired Chairman of Yum! Restaurants International	65
Larry D. Bouts	Investor/Business Advisor; Former Chairman and Chief Executive Officer of Six Flags Theme Parks	66
James A. Dal Pozzo	Chairman and Chief Executive Officer of The Jacmar Companies	56
Noah A. Elbogen	Investment Analyst at Luxor Capital Group, LP	32
Mark A. McEachen	Chief Executive Officer of Dolan Media, Inc.	57
Wesley A. Nichols	Co-founder and Chief Executive Officer of MarketShare	50
Lea Anne S. Ottinger	Strategic Business Consultant; Managing Partner of LMR Advisors	56
Patrick D. Walsh	Managing Member and Chief Executive Officer of PW Partners, LLC and PW Partners Atlas Funds, LLC	39

Each nominee brings unique capabilities to the Board, and the Board believes the nominees as a group have the experience and skills in areas such as general business management, corporate governance, leadership development, restaurant management, finance, risk management and corporate communications that are necessary to effectively oversee our Company. In addition, the Board believes that each of our directors possesses high standards of ethics, integrity and professionalism, sound judgment, community leadership and a commitment to representing the long-term interests of our shareholders. The following is a summary of the business background of each nominee as well as other information about each nominee’s qualifications to serve as a director of our Company:

GERALD (“JERRY”) W. DEITCHLE has been a member of our Board of Directors since November 2004 and has served as our Chairman of the Board since June 2008. He served as our President from February 2005 until December 2012 and as our Chief Executive Officer from February 2005 until his retirement in February 2013. From April 2004 to January 2005, Mr. Deitchle served as President, Chief Operating Officer and a director of Fired Up, Inc., a privately held company that owns, operates and franchises the Johnny Carino’s Italian restaurant concept. From 1995 to 2004, he was a member of the executive management team at The Cheesecake Factory Incorporated, a publicly held operator of upscale casual dining restaurants, with his last position as corporate President. From 1984 to 1995, he was employed by the parent company of Long John Silver’s Restaurants, Inc., with his last position as Executive Vice President. Mr. Deitchle currently serves as a consultant to us and as a part-time advisor to privately held businesses. He also serves on the Board of Directors of Fogo de Chao, Inc., an operator of Brazilian-style steakhouses, which filed a registration statement for a public offering of equity securities with the Securities and Exchange Commission on April 20, 2015. Mr. Deitchle previously served on the Board of Directors of Committed Capital Acquisition Corporation (NASDAQ: STKS) until June 2104.

•

Director Qualifications:  With eight years of prior experience as our President and Chief Executive Officer and as our Chairman since June 2008, in addition to over 35 years of executive and financial management experience with large, national restaurant and retail companies, both privately-held and publicly-held, the Board believes Mr. Deitchle has the experience necessary to help guide the development of our strategic positioning and expansion plans.

GREGORY A. TROJAN has served as our President and a member of our Board of Directors since December 3, 2012, and as our Chief Executive Officer since February 1, 2013. Prior to joining us, Mr. Trojan was employed by Guitar Center, Inc., a leading retailer of musical instrument products, where he served as President, Chief Executive Officer and Director from November 2010 to November 2012 and as President, Chief Operating Officer and Director from October 2007 to November 2010. From 1998 to 2006, Mr. Trojan served as Chief Executive Officer of House of Blues Entertainment, Inc., an operator of restaurant and music venues, concerts and media properties, having served as President from 1996 to 1998. Prior to that, he held various positions with PepsiCo, Inc. from 1990 to 1996, including service as Chief Executive Officer of California Pizza Kitchen, Inc., when it was owned by PepsiCo. Earlier in his career, Mr. Trojan was a consultant at Bain & Company, the Wharton Small Business Development Center and Arthur Andersen & Company. Mr. Trojan served on the Board of Directors of Oakley, Inc. from June 2005 to November 2007. Since March 2010, he has served as a director of Domino’s Pizza, Inc.

•

Director Qualifications:  As our current President and Chief Executive Officer, and with extensive experience as an executive with large, national retail, consumer products and restaurant companies, the Board believes Mr. Trojan has the necessary background and experience to lead the development and execution of our strategic positioning and expansion plans.

PETER (“PETE”) A. BASSI has been a member of our Board of Directors since September 2004 and currently serves as our Lead Independent Director. Mr. Bassi retired in 2005 as Chairman of Yum! Restaurants International (also known as “YRI”). YRI is the International Division of Yum! Brands, Inc. (“Yum!”), which operates and franchises Taco Bell, Pizza Hut, and KFC Restaurants. Mr. Bassi led YRI from June 1997 to 2005. Prior to this assignment, he was in charge of YRI’s Asian business. Yum! was created in 1997 in a spin-off from PepsiCo, Inc. Mr. Bassi joined PepsiCo in 1972 in the Pepsi-Cola Company division. During his long tenure at PepsiCo, Mr. Bassi served in various assignments at Pepsi-Cola International, Pizza Hut (U.S. and International), Frito-Lay, and Taco Bell. Mr. Bassi currently serves as a director for publicly held Potbelly Sandwich Works (NASDAQ: PBPB) and publicly held AmRest Holdings SE (WSE: EAT), which is based in Poland. From 2002 to 2009, Mr. Bassi also served on the board of publicly held The Pep Boys – Manny, Moe & Jack (NYSE: PBY).

•

Director Qualifications:  As a former senior executive officer of one of the largest publicly-held restaurant companies in the United States, Mr. Bassi brings uniquely-suited management experience to the Board as well as extensive marketing knowledge and expertise from his almost 40 years in the food and beverage industry. Mr. Bassi’s significant financial experience also qualifies him as an audit committee financial expert under applicable rules of the SEC. Mr. Bassi also has prior experience as a public company director.

LARRY D. BOUTS has been a member of our Board of Directors since April 2004. Mr. Bouts currently serves as an investor and advisor to several early-stage companies in various industry segments, including technology, energy and consumer-oriented businesses. Previously, Mr. Bouts served as Chairman and Chief Executive Officer of Six Flags Theme Parks while a private company. Prior to that, he led the launch of the Toys “R” Us international expansion throughout Canada, Australia, Europe, and Asia as President of the International Division, successfully developing a profitable multi-billion dollar offshore retail brand in over 25 countries.

Mr. Bouts spent 13 years at PepsiCo, Inc. where he held various planning and finance positions, including Chief Financial Officer of two of PepsiCo’s operating divisions.

•

Director Qualifications:  Mr. Bouts has extensive management and financial experience through his service as a chief executive officer of large consumer-discretionary segment companies, including Six Flags Theme Parks and the International Division of Toys “R” Us. Mr. Bouts also has significant financial experience which qualifies him as an audit committee financial expert under applicable rules of the SEC.

JAMES (“JIM”) A. DAL POZZO has been a member of our Board of Directors since January 2001. Since January 2013, Mr. Dal Pozzo has served as Chairman of the Board and Chief Executive Officer of The Jacmar Companies. Mr. Dal Pozzo served as the President of The Jacmar Companies from 1993 to January 2013, and was Jacmar’s Chief Financial Officer and Treasurer from 1987 to 1992. Prior to working for the Jacmar Companies, Mr. Dal Pozzo served as the Chief Financial Officer of the Ojai Ranch and Investment Company in 1992. Mr. Dal Pozzo is a certified public accountant and was with Peat Marwick from 1981 to 1987, where he specialized in the restaurant, distribution, retail and manufacturing industries.

•

Director Qualifications:  Mr. Dal Pozzo’s experience as the chief executive officer of a holding company with interests in foodservice distribution, restaurants and real estate development provides him with extensive knowledge of the food distribution, supply chain operations and restaurant industry. Mr. Dal Pozzo also has experience in risk management in food distribution and supply chain and has also gained significant experience and knowledge of the restaurant industry through his service on the Board. Mr. Dal Pozzo is also a certified public accountant.

NOAH A. ELBOGEN has been a member of our Board of Directors since June 2014. Mr. Elbogen currently serves as an Investment Analyst at Luxor Capital Group, LP, a New York-based investment manager, where he focuses primarily on the consumer sector since July 2011. Prior to joining Luxor Capital Group, Mr. Elbogen served as a Research Analyst covering the consumer sector at S.A.C. Capital Management, LLC from August 2009 to June 2011, at Highbridge Capital Management, LLC from January 2007 to January 2009, and at Scout Capital Management LLC from August 2005 to January 2007. Mr. Elbogen began his investment career as an Equity Research Associate at Bear Stearns where he covered the Specialty Retail and Hardlines sectors.

•

Director Qualifications:  Mr. Elbogen has significant investment, financial and operations experience from his twelve years as an institutional investor and research analyst, and has experience as an operator in the restaurant industry, all of which make him well qualified to serve as a director.

MARK A. MCEACHEN has been a member of our Board of Directors since April 2014. Since June 2014, Mr. McEachen has served as the Chief Executive Officer of Dolan Media, Inc., a leading provider of necessary business information and professional services to legal, financial and real estate sectors in the United States. Prior to working at Dolan Media, Inc., Mr. McEachen served as Executive Vice President of Freedom Communications, Inc., a national information and entertainment company of print publications and interactive businesses, from February 2013 to July 2013. From April 2010 to February 2013, Mr. McEachen served as Freedom Communication Inc.’s Executive Vice President, Chief Operating Officer and Chief Financial Officer and from May 2009 to April 2010, Mr. McEachen served as its Senior Vice President and Chief Financial Officer. Mr. McEachen was hired by Freedom Communications, Inc. to help guide it through its Chapter 11 proceedings. He previously served as Chief Financial Officer of Fabrik, Inc., a designer, manufacturer and marketer of online services solutions, as well as interim Chief Executive Officer and Chief Operating and Financial Officer of BridgeCo Inc., a digital entertainment networking company. Mr. McEachen was named to the Board of Directors of EDMC in January 2015, and previously he served on Dex Media, Inc.’s (NASDAQ: DXM) Board of Directors from April 2013 to May 2014 as well as a Director of Dex One Corporation from

January 2010 to April 2013. In March 2015, Mr. McEachen was appointed to the Board of Directors of Town Sports International Holdings, Inc. (NASDAQ: CLUB), an owner and operator of fitness clubs in the Northeast and Mid-Atlantic regions of the United States.

•

Director Qualifications:  Mr. McEachen’s extensive management, operations and financial experience as a chief executive officer, chief operating officer and chief financial officer in many different businesses, as well as his public company board experience, make him well qualified to serve as a member of the Board. Additionally, Mr. McEachen has significant financial experience which qualifies him as an audit committee financial expert under applicable rules of the SEC.

WESLEY A. NICHOLS has been a member of our Board of Directors since December 2013. Mr. Nichols is co-founder and Chief Executive Officer of MarketShare, a leading analytics company that helps companies grow revenue more efficiently via predictive marketing analytics and cross-media attribution to quantify what drives demand. Prior to starting MarketShare, Mr. Nichols was with Omnicom Group (NYSE: OMC) as President and CEO of TEQUILA, North America, one of the world’s largest digital marketing agency networks. TEQUILA developed digital marketing solutions for clients like Nissan, Sony, Pfizer, Adidas, and numerous other key brands. From 1994 to 2001, he was co-founder and Managing Partner of Direct Partners, which was acquired by Omnicom Group. Mr. Nichols is also a member of the Board of Trustees at Randolph-Macon College.

•

Director Qualifications:  Mr. Nichols has extensive marketing experience, especially as it relates to marketing strategy, digital and mobile marketing, predictive analytics and optimization. Such experience has benefited the Board and management in formulating its marketing strategies and efforts to create brand awareness and drive incremental sales.

LEA ANNE S. OTTINGER has been a member of our Board of Directors since August 2010. In 1998, Ms. Ottinger founded LMR Advisors, where she serves as a strategic business consultant supporting growth-oriented businesses primarily in the consumer/retail sector. Building upon her career in private equity (as a Vice President of Berkshire Partners, and its predecessor, Thomas H. Lee Company), her focus is on mergers & acquisitions and monetization strategies that enhance business expansion and realization of stakeholder financial objectives. From 1990 to 1998, she was a franchise owner and operator of several of The Body ShopTM skin and hair care stores, and served as a national representative to the Franchisee Board. Ms. Ottinger currently serves on the Board of Directors of Savers, Inc., the largest thrift store retailer in the world. From June 2004 until its acquisition in March 2010, she served on the Board of Directors of Bare Escentuals, Inc. (formerly NASDAQ: BARE), one of the leading cosmetic companies in the United States. Ms. Ottinger is also a member of Stanford Women on Boards.

•

Director Qualifications:  Ms. Ottinger has significant investment and financial expertise from her many years as a principal in private equity and as a strategic business advisor specializing in mergers and acquisitions, all of which has benefited the Board. She has been involved in the acquisition, sale, advisory role, or operations of over 20 companies, with an emphasis on growth-oriented businesses in the consumer/retail sector. She also has prior experience as a public company director with experience in governance, board oversight, strategic planning, and audit functions.

PATRICK D. WALSH has been a member of our Board of Directors since June 2014. Mr. Walsh has served as the Managing Member and Chief Executive Officer of PW Partners, LLC, the general partner of PW Partners Master Fund LP (“PW Master Fund”), and PW Partners Atlas Funds, LLC, the general partner of PW Partners Atlas Fund II LP (“Atlas Fund II”) and PW Partners Atlas Fund LP (“Atlas Fund I”) since August 2012. In addition, since September 2012, Mr. Walsh has served as Managing Member of PW Partners Capital Management LLC, the management company with respect to each of Atlas Fund I, Atlas Fund II and PW Master Fund. From December 2011 to August 2012, Mr. Walsh was Managing Partner of PWK Partners, LLC, a value-oriented, private investment firm. From September 2011 to December 2011, Mr. Walsh engaged in activities relating to the formation of PWK Partners, LLC and its affiliated funds. From March 2008 to September 2011, Mr. Walsh served as a Partner at Oak Street Capital Management, LLC, a long-short, value-oriented, private investment management firm. Mr. Walsh has served as a director of Famous Dave’s of America, Inc. (NASDAQ: DAVE), an owner, operator and franchisor of barbecue restaurants, since April 2013, where he also serves as Chairman of the Compensation Committee and as a member of the Strategic Planning and Audit Committees. He has also been nominated to serve on the Board of Directors of Levy Acquisition Corporation (NASDAQ: LEVY) subject to the successful completion of the announced proposed merger between that corporation and Del Taco Holdings, Inc. In March 2015, Mr. Walsh was appointed to the Board of Directors of Town Sports International Holdings, Inc. (NASDAQ: CLUB), an owner and operator of fitness clubs in the Northeast and Mid-Atlantic regions of the United States. Mr. Walsh is a Chartered Financial Analyst.

•

Director Qualifications:  Mr. Walsh has extensive background in financial analysis as well as a broad understanding of operational, financial and strategic issues facing public companies, all of which make him well qualified to serve as a member of the Board. In addition, Mr. Walsh’s significant experience in the restaurant industry as both an investor and as a director benefit the Board.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

AND CERTAIN COMMITTEES THEREOF

Determination of Director Independence

In March 2015, the Board undertook its annual review of director independence with respect to its incumbent directors. During this review, the Board considered transactions and relationships between us and our subsidiaries and affiliates and each of our incumbent directors or any members of their immediate family, including those reported under “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the applicable rules of the SEC and the NASDAQ as well as our Corporate Governance Guidelines.

As a result of this review, the Board affirmatively determined that all of our directors who served as directors for fiscal 2014 and who are nominated for election at the Annual Meeting are independent of us and our management under the applicable rules of the SEC and the NASDAQ, with the exception of Messrs. Deitchle, Trojan and Dal Pozzo. Mr. Deitchle is not considered to be independent due to his current service as a consultant to us as well as his prior service as our President and Chief Executive Officer. Mr. Trojan is not considered to be independent due to his current service as our President and Chief Executive Officer. Mr. Dal Pozzo is not considered to be independent due to his employment as Chairman and Chief Executive Officer of The Jacmar Companies, which currently provides certain food and supply distribution services to us.

Board Meetings and Board Committees

The Board met 12 times during fiscal 2014. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board and the total meetings of all committees of the Board on which he or she served that were held during the last fiscal year while such person was a member of the Board. At the end of each regularly scheduled quarterly Board meeting, the non-employee directors met in executive session without members of management present. While we do not have a policy regarding Board member attendance at our Annual Meeting, other than those directors who were not nominees for reelection, all directors who were then serving as directors and all nominees for election attended our annual shareholders’ meeting in June 2014. All nominees to the Board of Directors are expected to attend the Annual Meeting this year. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attendance at meetings of our shareholders, the Board and those committees of which he or she is a member.

The business of our Board of Directors is conducted through full meetings of the Board of Directors, as well as through meetings of its three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The current composition of each board committee is set forth below:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee	Board of Directors
Gerald W. Deitchle				Chair
Gregory A. Trojan				X
Peter A. Bassi (1)	X	X	Chair	X
Larry D. Bouts	Chair		X	X
James A. Dal Pozzo				X
Noah A. Elbogen			X	X
J. Roger King (2)		Chair	X	X
Mark A. McEachen	X	X		X
Wesley A. Nichols			X	X
Lea Anne S. Ottinger		X		X
Patrick D. Walsh		X		X

(1)	Mr. Bassi serves as the Lead Independent Director.

(2)	Mr. King is retiring from the Board effective at the Annual Meeting and will cease service as a member of the Board and any committees thereof immediately following the Annual Meeting. Ms. Ottinger will become Compensation Committee chairperson at that time.

Audit Committee

Our Board maintains an Audit Committee which reviews and reports to the Board on various auditing, internal control and accounting matters, including the quarterly reviews and annual audit report from our independent auditor. In fiscal 2014, the Audit Committee consisted of John F. Grundhofer, Mr. Bouts and Mr. Bassi until Mr. Grundhofer’s retirement in June 2014 at which time Mr. McEachen became a member of the Audit Committee. Each of the directors who served on the Audit Committee during fiscal 2014 was an independent director under applicable NASDAQ and SEC rules. In addition, the Board has determined that each of the members of the Audit Committee, who served in fiscal 2014, qualify as an audit committee financial expert under applicable SEC rules. Mr. Grundhofer served as the Chairman of the Audit Committee in 2014, until his retirement, at which time Mr. Bouts was named Chairman of the Audit Committee. The Audit Committee held eight meetings during the last fiscal year. See “Report of the Audit Committee” for a further description of the functions performed by the Audit Committee. The charter for the Audit Committee is available under “Corporate Governance” in the “Investors” section of our website at http://www.bjsrestaurants.com.

Compensation Committee

The Compensation Committee determines executive compensation policies, administers compensation plans, reviews programs and policies and monitors the performance and compensation of certain officers and other employees. The Compensation Committee also determines annual cash incentive bonuses under our Performance Incentive Plan as well as awards under our equity incentive plans, including our 2005 Equity Incentive Plan. The Compensation Committee consisted of Mr. King, Mr. Bassi, Mr. William J. Hyde and Ms. Ottinger. Upon the retirement of Mr. Hyde from the Board at the 2014 Annual Meeting, Mr. McEachen and Mr. Walsh became members of the Compensation Committee. All of the members of the Compensation Committee are independent directors. Mr. King is currently the Chairman of the Compensation Committee and, upon Mr. King’s retirement at the 2015 Annual Meeting, Ms. Ottinger will become the Chairperson. The Compensation Committee held five meetings during the last fiscal year. See “Compensation Discussion and Analysis” for a further description of the functions performed by the Compensation Committee. The charter for the Compensation Committee is available under “Corporate Governance” in the “Investors” section of our website at http://www.bjsrestaurants.com.

Governance and Nominating Committee

Our Board also maintains a Governance and Nominating Committee that is responsible for developing, implementing and monitoring policies and practices relating to our corporate governance. The Governance and Nominating Committee, in conjunction with management, implements our Code of Integrity, Ethics and Conduct which covers all of our directors, officers and management employees and is designed to promote the honest and ethical conduct of our business. In addition, the Committee develops and implements our Corporate Governance Guidelines. The Committee also prepares and supervises the Board’s annual review of directors’ independence and the Board’s performance self-evaluation.

Until the retirement of Mr. Grundhofer as a director in June 2014, the Governance and Nominating Committee consisted of Mr. Grundhofer, Mr. Nichols, Mr. King and Mr. Bouts, all of whom are independent directors. Immediately following the 2014 Annual Meeting, Mr. Elbogen filled the vacancy in the Governance and Nominating Committee created by Mr. Grundhofer’s retirement. Mr. Grundhofer served as Chairman of the Committee until April 2014, at which time Mr. Bassi was added as a member of the Governance and Nominating Committee and appointed its Chairman. The Governance and Nominating Committee conducted its business within the context of regularly scheduled quarterly Board meetings and also held five separate meetings during the last fiscal year. The charter for the Governance and Nominating Committee is available under “Corporate Governance” in the “Investors” section of our website at http://www.bjsrestaurants.com.

Corporate Governance Materials Available on Company Website

Information relating to our corporate governance is available in the Corporate Governance section of our website including:

•	Code of Integrity, Ethics and Conduct

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Governance and Nominating Committee Charter

You may obtain copies of these materials, free of charge, by sending a written request to: Senior Vice President and General Counsel, BJ’s Restaurants, Inc., 7755 Center Avenue, Suite 300, Huntington Beach, California 92647. Please specify which documents you would like to receive.

If we make any substantive amendments to the Code of Integrity, Ethics and Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Integrity, Ethics and Conduct to our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

Shareholder Communications

Any shareholder who wishes to communicate directly with the Board of Directors or one or more specific directors may send a letter marked as “confidential” addressed to the Board of Directors, or to the specific director(s) intended to be addressed, to our Restaurant Support Center located at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647. In turn, we will forward all such communications to the Board of Directors or to the specific directors identified by the shareholder. Our current policy is to send every shareholder’s communication addressed to the Board of Directors or to one or more specific directors to the identified directors.

Board Involvement in Risk Oversight

Our management is principally responsible for defining the various risks facing us, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board’s responsibility is to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to certain risks to the Audit Committee. As such, the Audit Committee is responsible for reviewing our risk assessment and risk management policies. Accordingly, management regularly reported to the Audit Committee and to the full Board on risk management during fiscal 2014. The Audit Committee, in turn, reported on the matters discussed at the committee level to the full Board. The Audit Committee and the full Board focus on the material risks facing us, including operational, technology, market, credit, liquidity and legal risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation Committee is charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Board Leadership Structure and Lead Independent Director

Our Board leadership structure includes active independent directors. The independent directors meet in executive session at each regularly scheduled quarterly Board meeting, and each standing Board committee is comprised solely of and led by independent directors.

Our governance documents, including our Corporate Governance Guidelines, provide the Board with flexibility to select the appropriate leadership structure. In determining the leadership structure, the Board considers the best interests of the shareholders, our Company and specific business needs. From June 2008 until his retirement as Chief Executive Officer in February 2013, Mr. Deitchle served in the combined roles of Chairman and Chief Executive Officer. The Board believes that Mr. Deitchle was and continues to be best situated to serve as Chairman in light of his many years of executive and financial management experience with high growth restaurant companies and his eight years of prior service to the Company as its CEO. We believe the oversight provided by the Board’s independent directors, the work of the Board’s committees previously described and the coordination between the Chief Executive Officer and the independent directors, as conducted by the Lead Independent Director, all provide effective oversight of our strategic plans and operations.

Mr. Trojan was appointed as a director and as our President in December 2012 and as Chief Executive Officer in February 2013. In light of the demands of his oversight of the day to day operations, the Board believes that the separation of the role of Chief Executive Officer and Chairman is appropriate at this time. In particular, it permits Mr. Trojan to focus his full time and attention on the business, the supervision of which has become increasingly complex as we have grown. In addition, the structure permits Mr. Deitchle to direct his attention to broader strategic issues considered by the Board. Moreover, Mr. Deitchle’s extensive experience with us makes him particularly well-suited to help the Board perform its oversight functions. The Board may re-evaluate the effectiveness of this structure in the future.

In March 2008, our Board of Directors created the position of Lead Independent Director to chair the Board’s executive sessions of non-employee directors. The Lead Independent Director also reviews and approves the agenda for each full meeting of the Board and performs such other duties as the Board may, from time to time, assign to assist the Board and its various committees in fulfilling their respective responsibilities. Mr. Bassi currently serves as our Lead Independent Director. We believe that maintaining a Lead Independent Director is appropriate in light of the fact that, while Mr. Deitchle is no longer an employee, as a former officer he is not considered “independent” under applicable NASDAQ rules and, as a result, the Board does not believe it is appropriate for him to lead or participate in executive sessions of the non-employee directors or perform functions typically associated with independent directors.

Director Compensation

All directors who are elected to the Board and who are not employees of us or any of our subsidiaries receive compensation for their services. Directors who also are our employees do not receive any additional compensation for serving on the Board. Shares for equity awards to non-employee directors are issued from our 2005 Equity Incentive Plan, which has been approved by our shareholders, pursuant to which we are authorized to grant shares of our Common Stock and share-based awards to directors. All non-employee directors are required to hold shares of our Common Stock with a value equal to four times the amount of the annual cash retainer paid to non-employee directors, calculated using the most current year annual cash retainer adopted by the Board. See “Director Stock Ownership Guidelines” in this Proxy Statement. We reimburse directors for travel to board meetings and related expenses and for any costs incurred in connection with attending director continuing education programs.

The Compensation Committee periodically reviews director compensation in order to make sure that the compensation levels are appropriate and consistent with the director compensation programs at comparable companies. The Compensation Committee’s most recent review was completed in early 2012. Effective June 1, 2012, the Board, upon the recommendation of the Compensation Committee, approved the following compensation for non-employee directors:

•	an annual cash retainer of $50,000, payable in quarterly installments;

•	additional annual cash retainers of $10,000, paid in quarterly installments, to the Chairpersons of our Audit, Compensation, and Governance and Nominating Committees;

•	an additional annual cash retainer paid to our Lead Independent Director of $15,000, payable in quarterly installments;

•

an annual equity award of $80,000, in fair market value, on the date of grant and consisting of one-half in stock options and one-half in restricted stock units (RSUs), which vest ratably over a three-year period from the date of grant; and

•

an initial equity award to a non-employee director upon joining the Board having a total fair market value of $100,000, on the date of grant, consisting of one-half in stock options and one-half in RSUs. This initial equity award is granted as of the date of the recipient’s election to the Board if the election date is open for trading under our “blackout” policy for stock trading, or as of the first open trading day after the election date if the election date is not open for trading under our “blackout” policy.

•	an additional $25,000 annual cash retainer paid to any non-employee Chairman of the Board, payable in quarterly installments.

For both the initial and annual equity awards to non-employee directors, the underlying number of option shares is determined using the Black-Scholes option pricing model, the number of RSUs is determined based on the closing market price of our Common Stock on the date of grant, and all equity awards vest in equal annual installments over a three-year period. If a non-employee director dies or retires from the Board after at least six years of continuous service, any unvested options or other awards held by the non-employee director shall become fully vested as of the date of death or retirement. The equity awards for non-employee directors described above are in lieu of the automatic grants provided for in the 2005 Equity Incentive Plan.

The following table sets forth information concerning the compensation of our non-employee directors during fiscal 2014:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	Total ($)
Peter A. Bassi (4)	72,500	40,009	39,968	152,477
Larry D. Bouts (5)	57,500	40,009	39,968	137,477
James A. Dal Pozzo (6)	50,000	40,009	39,968	129,977
Gerald W. Deitchle (7)	75,000	—	—	75,000
Noah A. Elbogen (8)	—	—	—	—
John F. Grundhofer (9)	35,000	40,009	39,968	114,977
William J. Hyde, Jr. (10)	25,000	40,009	39,968	104,977
J. Roger King (11)	60,000	40,009	39,968	139,977
Mark A. McEachen (12)	37,500	50,010	49,967	137,477
Wesley A. Nichols (13)	50,000	90,014	89,948	229,962
Lea Anne S. Ottinger (14)	50,000	40,009	39,968	129,977
Patrick D. Walsh (15)	37,500	49,990	49,956	137,446

(1)	Mr. Trojan is absent from this table because directors who are also our employees receive no additional compensation for serving on the Board of Directors. The compensation of Mr. Trojan, our current President and Chief Executive Officer, is reflected in the Summary Compensation Table.

(2)	The fair value of the restricted stock units is based on the closing stock price of our Common Stock on the date of grant.

(3)	The amounts in this column do not reflect amounts paid to or realized by the named individual for fiscal 2014. Instead, these amounts reflect the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Codification”) Topic No. 718, Compensation-Stock Compensation. There is no guarantee that, if and when these awards are ultimately realized, they will have this or any other value. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to 2014 grants, refer to Note 1 of our Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 30, 2014, as filed with the SEC.

(4)	Aggregate number of option and stock awards outstanding held by Mr. Bassi at December 30, 2014 is 40,767.

(5)	Aggregate number of option and stock awards outstanding held by Mr. Bouts at December 30, 2014 is 34,286.

(6)	Aggregate number of option and stock awards outstanding held by Mr. Dal Pozzo at December 30, 2014 is 40,767.

(7)	Effective July 1, 2013, the Compensation Committee of the Board approved the payment to Mr. Deitchle of the same compensation for service as a non-employee director as received by other non-employee directors, including an additional cash retainer of $25,000 per year for service as the Chairman of the Board. The aggregate number of option and stock awards outstanding held by Mr. Deitchle at December 30, 2014, in connection with his prior service as an officer of the Company, is 373,951. Mr. Deitchle did not receive an equity award in fiscal 2014 for his service as a non-employee director. Mr. Deitchle is party to a Consulting Agreement with us, the terms of which are described under “Certain Relationships and Related Party Transactions” in this Proxy Statement.

(8)	Mr. Elbogen did not receive an equity award in fiscal 2014. Mr. Elbogen has declined Board compensation as a result of internal policies of Luxor Capital Group, LP.

(9)	Mr. Grundhofer retired from the Board of Directors in June 2014.

(10)	Mr. Hyde retired from the Board of Directors in June 2014.

(11)	Aggregate number of option and stock awards outstanding held by Mr. King at December 30, 2014 is 40,767.

(12)	Aggregate number of option and stock awards outstanding held by Mr. McEachen at December 30, 2014 is 6,517.

(13)	Aggregate number of option and stock awards outstanding held by Mr. Nichols at December 30, 2014 is 12,169. Mr. Nichols joined the Board of Directors in December 2013 while the Company was in a blackout period; therefore, he received both his initial grant and his fiscal 2014 annual grant in fiscal 2014.

(14)	Aggregate number of option and stock awards outstanding held by Ms. Ottinger at December 30, 2014 is 31,810.

(15)	Aggregate number of option and stock awards outstanding held by Mr. Walsh at December 30, 2014 is 5,690.

Stock Ownership Guidelines

We believe that our executives and non-employee directors should be required to acquire and maintain an appropriate level of equity interest in order to align their interests with those of our shareholders. We encourage executive and director ownership of our stock by providing stock ownership opportunities through equity awards under our 2005 Equity Incentive Plan.

Director Stock Ownership Guidelines.  Effective January 3, 2007, the Board resolved that all non-employee directors are required to hold shares of our Common Stock with a value equal to four times the amount of the annual base cash retainer paid to non-employee directors, calculated using the most current year annual cash retainer adopted by the Board (currently $200,000). All non-employee directors are required to achieve these guidelines within four years of joining the Board. Shares that count towards satisfaction of these guidelines by non-employee directors include stock purchased on the open market, stock obtained through stock option exercises, stock obtained from the vesting of restricted stock or performance share units, stock owned outright by the director or his or her spouse or immediate family members residing in the same household, and stock beneficially owned in a trust for the benefit of the officer or his or her immediate family members, by spouse and/or minor children.

All of our directors who are subject to our director stock ownership guidelines are currently in compliance with such guidelines. Since Mr. Elbogen and Mr. Walsh joined the Board in June 2014, Mr. McEachen joined the Board in April 2014, and Mr. Nichols joined the Board in December 2013, each has additional time to comply with our ownership guidelines.

Employee Stock Ownership Guidelines.  Effective January 1, 2015, the Board adopted Stock Ownership Guidelines that include the non-employee director ownership guidelines described in “Director Stock Ownership Guidelines” above and establish requirements for senior officers (our chief executive officer, president, chief financial officer, executive vice presidents and any other officers designated from time to time by us) to maintain the following levels of stock ownership:

Officer	Amount of Stock Required
Chief Executive Officer and President	3 times base salary
Chief Financial Officer	1.5 times base salary
Other Executive Vice Presidents	1.5 times base salary
Other Senior Officers Named by Board	1 times base salary

Officers who are subject to the guidelines have five years following the date that they became subject to the guidelines to comply with the applicable guideline ownership level. Shares that count towards satisfaction of these guidelines for officers are the same as those for directors described above except that senior officers shall also be credited with unvested shares of restricted stock as well as the value of “vested, in the money” stock options (current, pre-tax value of vested stock options if they were exercised; only takes into account stock options where current stock price is above grant price).

As the stock ownership guidelines for officers were only recently adopted, each officer has until December 31, 2019 to comply.

Consequences of Non-Compliance with Stock Ownership Guidelines.  If the applicable director or officer has not satisfied his or her applicable ownership guideline level by the applicable deadline, the director or officer is required to retain an amount equal to 100% of the net shares received as a result of the exercise, vesting or payment of any equity awards granted until in compliance. For these purposes “net shares” means the shares remaining after sale or withholding of shares to pay the applicable exercise price, if any, and to satisfy any tax obligations arising from such exercise or vesting. Once a director or officer has satisfied the applicable guideline, as long as he or she continues to own the same or a greater number of shares as in effect on the original date of compliance, a subsequent decrease in the market price of our Common Stock shall not result in non-compliance.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee report by reference therein.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in overseeing and monitoring our financial reporting practices. The members of the Audit Committee are independent (as such term is defined in the applicable rules of the NASDAQ and the SEC). In addition, all members of the Audit Committee have been designated as “audit committee financial experts” (as such term is defined by Item 407(d)(5)(ii) of Regulation S-K).

As more fully described in its charter, the Audit Committee oversees our financial reporting and internal control processes on behalf of the Board of Directors, as well as the independent audit of our consolidated financial statements by our independent auditor. The Audit Committee appointed and the shareholders ratified Ernst & Young LLP (“E&Y”) as our independent auditor for fiscal 2014. Management has the primary responsibility for our consolidated financial statements and the financial reporting process, including our system of internal controls. E&Y, as our independent auditor, is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our audited consolidated financial statements for fiscal 2014 with management and E&Y. Management and E&Y have represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.

In addition, during the most recent fiscal year, the Audit Committee:

•	reviewed and discussed our audited financial statements with management and with E&Y;

•	reviewed with E&Y their judgments as to the quality, not just the acceptability, of our consolidated financial statements for fiscal year 2014;

•	discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Board in Rule 3200T;

•

received from E&Y written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with E&Y, the independent auditors’ independence; and

•	discussed with E&Y the overall scope and plans for their respective audits.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 30, 2014, for filing with the SEC. The Committee and the Board have also appointed E&Y as our independent auditor for fiscal year 2015.

The Audit Committee

Larry D. Bouts, Chairman	Peter A. Bassi	Mark A. McEachen

RATIFICATION AND APPROVAL OF

OUR 2005 EQUITY INCENTIVE PLAN, AS AMENDED

(PROPOSAL NO. 2 ON PROXY CARD)

General

At the Annual Meeting, our shareholders will be asked to consider a proposal to ratify and approve the BJ’s Restaurants, Inc. 2005 Equity Incentive Plan, as amended (the “2005 Plan”), including an amendment to increase the authorized number of shares of our Common Stock reserved thereunder by 1,250,000 shares. Upon shareholder approval of the request for additional shares under the 2005 Plan, the shares will be added to the current reserve of 212,768 shares. If the request for additional shares is not approved by our shareholders, the 2005 Plan will continue in effect, and we may continue to grant awards under the 2005 Plan, subject to its terms, conditions and limitations, using the limited number of shares available for issuance.

The 2005 Plan is a broad-based plan in which all of our employees (including restaurant general managers and executive kitchen managers), officers, directors and consultants are eligible to participate, with all such participation determined by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised entirely of independent directors. The Board has long believed that employee ownership in the Company serves the best interest of all shareholders, by promoting a focus on long-term increases in shareholder value. The purpose of the 2005 Plan is to further the growth and success of our business and attract and retain the most talented employees, officers, directors and consultants by aligning the long-term interest of such persons with those of the shareholders through equity-based compensation and by providing rewards for exceptional performance and long-term incentives for future contributions to our success. The 2005 Equity Incentive Plan continues to support this purpose, by increasing the flexibility we have in awarding equity-based compensation that meets this ongoing objective while aligning compensation with shareholder value.

The 2005 Plan provides us with flexibility to design stock and performance-based incentives for our restaurant managers and brewing, field supervision and key corporate employees who hold managerial positions for our Company. While there are many important resources required for us to execute our national expansion plan successfully, the most critical resource is the availability of highly qualified and experienced employees at all levels of our organization and, in particular, restaurant managers. The Board believes that the availability to grant equity awards under the 2005 Plan is critical to our continued success of opening additional restaurants and gradually attaining our strategic goal to operate at least 425 restaurant locations domestically.

The 2005 Plan was originally adopted by our Board on May 19, 2005 and was ratified and approved by our shareholders at our 2005 Annual Meeting. In connection with the adoption of the 2005 Plan, the Board amended the 1996 Stock Option Plan (the “1996 Plan”) to provide that no additional awards may be granted under the 1996 Plan subsequent to approval of the 2005 Plan by the shareholders. At the time of the initial approval of the 2005 Plan by shareholders, the number of shares of Common Stock available for awards under the 2005 Plan consisted of (i) 3,500,000 newly authorized shares, (ii) an aggregate of 82,887 shares that were available for grant under the 1996 Plan but which were not the subject of outstanding options or other awards (“Available Shares”) at the time the 2005 Plan was approved, plus (iii) the number of shares that were subject to outstanding options granted under the 1996 Plan (“Prior Outstanding Options”) to the extent that such Prior Outstanding Options expire, are forfeited, cancelled or terminate for any reason without being exercised in full. At our 2010 Annual Meeting, the shareholders approved an amendment and restatement of the 2005 Plan to increase the number of authorized shares by an additional 1,200,000 shares.

Amendment of the 2005 Plan

On February 26, 2015, our Board approved the recommended proposal to amend the 2005 Plan, subject to approval of shareholders at the Annual Meeting, to increase the number of shares authorized for issuance under the 2005 Plan by 1,250,000 shares and to extend the term of the 2005 Plan to June 30, 2024.

Reasons for Amendment of the Equity Incentive Plan

The Board of Directors believes broad-based equity compensation is an essential and long-standing element of our culture and success. It continues to be a critical element to attract and retain the most talented employees, officers and directors available to execute BJ’s national growth strategy. Since the adoption of the 2005 Plan we have granted equity-based compensation to management-level employees at all levels of our organization and, commencing in 2007, we expanded our use of the 2005 Plan by implementing our Gold Standard Stock Ownership Program in which restaurant general managers, executive kitchen managers, directors of kitchen operations, along with area supervision and certain brewery operations positions are granted restricted stock units.

The increase in the number of authorized shares under the 2005 Plan is intended to assure that we will have sufficient shares available to continue to attract and retain the most talented employees, officers and directors. The Board believes that the current number of shares available under the 2005 Plan may, depending on our stock price, be insufficient for us to grant awards beyond the next year. The Board believes that amending the 2005 Plan to increase the number of shares available thereunder by 1,250,000 should provide us with sufficient shares to continue to grant awards under the plan for the next three years, again depending on the price of our Common Stock over that period. Although the increase in the number of shares available for grant under the 2005 Plan, and the granting of additional equity awards as a result of this increase, will be dilutive to our existing shareholders, the Board believes that the dilutive effect of the 2005 Plan is consistent with the dilutive effect of comparable plans adopted by other companies in our peer group.

We believe that equity incentives are critical to attracting and retaining the most talented employees in our industry. We depend on the performance and commitment of our employees to succeed. The use of equity-based long-term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long-term participation in our Company and aligns the interests of our employees with the interests of our shareholders. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes. Shareholder approval of the request for 1,250,000 shares will allow us to continue to provide such incentives.

Amended Plan Benefits and Outstanding Awards Under Existing Plans

Because awards under the 2005 Plan are discretionary, it is not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the 2005 Plan. The table below presents information about the number of shares that were subject to various outstanding equity awards under the 2005 Plan, and the shares remaining available for issuance under the 2005 Plan, as of the Record Date.

Shares Subject to Outstanding Restricted Stock Awards	481,568
Shares Subject to Outstanding Stock Options	1,438,147
Weighted-Average Exercise Price of Options	$29.17
Weighted-Average Remaining Term of Options	6.24
Shares Remaining Available for Issuance	212,768

Background for the Determination of the Increase to the Share Reserve Under the 2005 Plan

In its determination to approve the request for 1,250,000 additional shares, the Board of Directors reviewed a run rate and dilution analysis prepared for the Company by Mercer, a leading benefits consulting firm, which included an analysis of certain burn rate, dilution and overhang metrics and the costs of the 2005 Plan. Specifically, the Board of Directors considered that:

•	The share request would authorize an increase of only 1,250,000 shares over the 212,768 current shares reserved for issuance and available for future grant as of the Record Date.

•

In fiscal 2014, 2013 and 2012, we granted equity awards representing a total of approximately 397,000 shares, 355,000 shares and 523,000 shares, respectively, under the 2005 Plan. This level of equity awards represents a three-year average burn rate of 1.4% of fully diluted common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted (net of forfeitures) during the fiscal year by the number of shares outstanding at the end of the period.

•

We expect the 1,250,000 requested shares (in addition to our current share reserve) to provide us with enough shares for awards for approximately 3-4 years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards under the 2005 Plan, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2005 Plan could last for a shorter or longer time.

•

In fiscal 2014, the end of year overhang rate was 9.2%. If the request for additional shares is approved, we expect our overhang at the end of 2015 will be approximately 12.9%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

•

The 1,250,000 shares to be added to the 2005 Plan above and beyond the shares currently remaining available for issuance under the 2005 Plan represent 5.6% of our outstanding common stock as of the Record Date, calculated by dividing (1) 1,462,768 shares by (2) the number of shares of our Common Stock outstanding as of the Record Date.

•

Mercer’s analysis, which is based on generally accepted evaluation methodologies used by proxy advisory firms, concluded that the number of shares under the 2005 Plan is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board of Directors has determined that the size of the proposed share request is reasonable and appropriate at this time.

Summary of the 2005 Equity Incentive Plan, as amended

The following description of the material terms of the 2005 Plan is qualified in all respects by reference to the 2005 Plan as amended by the Board, subject to shareholder approval at the Annual Meeting. The full text of the 2005 Plan, as amended, is attached to this Proxy Statement as Appendix A.

Administration

The Compensation Committee administers the 2005 Plan, with certain actions subject to the review and approval of the full Board or a panel consisting of all of the independent directors. The Committee has full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2005 Plan. In addition, the Committee has the authority to interpret the 2005 Plan and the awards granted under the 2005 Plan, and to establish rules and regulations for the administration of the 2005 Plan. The Committee may delegate the administration of the 2005 Plan to the Company’s officers, including the maintenance of records of the awards and the interpretation of the terms of the awards.

Eligible Participants

Any employee, officer, consultant or director providing services to us or to any of our subsidiaries, who is selected by the Committee, is eligible to receive awards under the 2005 Plan. As of April 15, 2015, we had approximately 425 employees, who were eligible to participate in the 2005 Plan.

Shares Available for Awards

After giving effect to the proposed amendment of the 2005 Plan, the aggregate number of shares of the Common Stock that may be issued as awards under the 2005 Plan consists of 5,950,000 shares of Common Stock plus any shares that are subject to options granted under the 1996 Plan that are forfeited or expire subsequent to the effective date of the 2005 Plan. As of April 15, 2015, there were no options to purchase shares of Common Stock outstanding under the 1996 Plan remaining. If the amendments to the 2005 Plan described in this Proposal No. 2 are approved by our shareholders, then the aggregate number of shares of Common Stock which may be issued as awards under the 2005 Plan shall increase by 1,250,000 newly authorized shares. The aggregate number of shares of Common Stock which may be granted to any one participant in any one year under the 2005 Plan is 500,000. The Committee may adjust the aggregate number of shares reserved for issuance under the 2005 Plan in the case of a stock dividend or other distribution, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2005 Plan.

If any shares of Common Stock subject to any award or to which an award relates granted under the 1996 Plan or the 2005 Plan are forfeited, become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the 2005 Plan.

The aggregate number of shares of Common Stock that may be issued under the 2005 Plan are reduced by one and one-half (1.5) shares for each share delivered in settlement of any award of restricted stock, restricted stock unit, stock appreciation right (“SAR”), performance shares or performance units, and one share for each share delivered in settlement of an option.

Types of Awards

The 2005 Plan permits the grant of the following awards:

•	non-qualified stock options;

•	incentive stock options;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights;

•	performance shares; and

•	performance units.

Awards may be granted alone, in addition to, or in combination with any other award granted under the 2005 Plan.

Stock Options.  Options granted under the 2005 Plan may be either incentive stock options or non-qualified stock options. Incentive stock options are options which are designated as such by us and which meet certain requirements under Section 422 of the Internal Revenue Code (the “Code”) and the regulations thereunder. Any option which does not satisfy these requirements will be treated as a non-qualified stock option.

The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value on the exercise date equal to the exercise price.

Restricted Stock and Restricted Stock Units.  The holder of restricted stock will own shares of Common Stock subject to restrictions imposed by the Committee (including for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) and subject to forfeiture to us if the holder does not satisfy certain requirements (including, for example, continued employment with us) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with us until such future date).

Stock Appreciation Rights (“SARs”).  Participants may be granted stand-alone SARs. The holder of a stand-alone SAR is entitled to a distribution from us equal to the excess of the fair market value of the shares that are the subject of the SAR on the surrender date over the aggregate exercise price payable for such shares. The holder of stand-alone SARs may receive, at the discretion of the Committee, the excess of the fair market value (on the exercise date) of the subject shares over the exercise price for such shares in the form of a cash payment or shares of Common Stock.

Performance Compensation Awards.  Participants may be granted performance compensation awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code of 1986, as amended. Such awards may take the form of performance shares or performance units and will be subject to the attainment of performance goals relating to the performance criteria selected by the Committee. Performance goals must be based solely on one or more of the following business criteria: (i) cash flow; (ii) earnings per share, including earnings per share as adjusted (a) to exclude the impact of any (1) significant acquisitions or dispositions of businesses by the Company, (2) one-time, non-operating charges and (3) accounting changes (including but not limited to any accounting changes that require the expensing of stock options and any accounting changes we adopt); and (b) for any stock split, stock dividend or other recapitalization; (iii) earnings before interest, taxes, and amortization; (iv) return on equity; (v) total shareholder return; (vi) share price performance; (vii) return on capital; (viii) return on assets or net assets; (ix) revenue; (x) income; (xi) operating income; (xii) operating profit; (xiii) profit margin; (xiv) return on operating revenue; (xv) return on invested capital; (xvi) market price; (xvii) brand recognition/acceptance; (xviii) customer satisfaction; (xix) productivity; or (xx) sales growth and volume. Performance goals with respect to a given award will be determined by the Board or Committee prior to expiration of the first 90 days of any performance period (or, if shorter, the maximum period permitted under Section 162(m) of the Code).

Performance shares are performance compensation awards that are denominated in terms of a specified number of shares of Common Stock, which shares or their future cash equivalent (or a combination of both) may be paid to the Participant upon achievement of applicable performance goals during a specified performance period established by the Committee. Performance units are performance compensation awards that are denominated in terms of a specified dollar value that is set by the Committee (or that is determined by reference to a performance formula) which value may be paid in cash, in shares of Common Stock or in such combination as the Committee may determine, upon achievement of applicable performance goals during a specified performance period established by the Committee. The 2005 Plan provides that in no case shall vesting of performance shares or performance units occur prior to the expiration of one year following the applicable grant date.

Certain Terms and Conditions of Awards

Change of Control.  In the event of a Change of Control (as defined in the 2005 Plan), subject to certain limitations and restrictions as more fully described in the 2005 Plan,

•

options and SARs may become fully vested and immediately exercisable for the greater of the time period specified in the original option or SAR award (but subject to termination upon termination of service with us) or one year following the date of the Change of Control;

•	restriction periods and restrictions imposed on restricted stock or restricted stock units and performance-based awards may lapse; and,

•

restrictions and limitations and other conditions applicable to other awards may lapse, and the awards may become free of restrictions, limitations or conditions and become fully vested and transferable.

Generally, accelerated vesting or lapse of restrictions on awards held by an employee will occur only if an employee’s employment is terminated without cause or by the employee for good reason within a year after a Change in Control, the acquiring company does not assume outstanding awards or substitute equivalent awards, or other conditions in the 2005 Plan are satisfied.

Termination of Employment.  Vested awards granted under the 2005 Plan will expire, terminate, or otherwise be forfeited as follows:

•

three (3) months after the effective date of termination of a participant other than a non-employee director (in which case the date will be six months following the date such non-employee director ceases to be a director), including voluntary termination by the participant, other than in the circumstances described below;

•	upon termination of a participant for misconduct (as defined in the 2005 Plan);

•	twelve (12) months after the date on which a participant, other than a non-employee director, suffers total or permanent disability (as defined in the 2005 Plan); or

•	twelve (12) months after the death of a participant.

Duration, Termination and Amendment.  The 2005 Plan will terminate on June 30, 2024, unless terminated by the Board or the Committee earlier, or extended by an amendment approved by our shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2005 Plan prior to the expiration of the 2005 Plan may extend beyond the end of such period through the award’s normal expiration date.

The Board, and the Committee, may generally amend or terminate the 2005 Plan as determined to be advisable. Shareholder approval may also be required for certain amendments by the Internal Revenue Code, the rules of NASDAQ, or rules of the Securities and Exchange Commission. The Board or the Committee has specific authority to amend the 2005 Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the 2005 Plan or any award agreement.

Prohibition on Repricing Awards.  Without the approval of the Company’s shareholders, (i) no option or SAR may be amended or otherwise modified to reduce its exercise price or grant price and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price, and (ii) the Company shall not repurchase any outstanding option for cash at a time when the exercise price of the repurchased option is above the fair market value of the underlying Common Stock.

Transferability of Awards.  Unless otherwise provided by the Committee, awards under the 2005 Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose, except that no transfers for consideration will be permitted.

Automatic Grants for Non-Employee Directors

The 2005 Plan provides that each non-employee director (an “Eligible Director”) receive an initial grant on the date that the person becomes an Eligible Director. In addition, after the initial option grant, the 2005 Plan provides that each Eligible Director automatically receives, on January 15 of each year, an additional equity grant, provided that a director will not receive an additional annual grant on the first January 15 date that occurs after the initial grant unless the initial grant date is at least 270 days after the first January 15 date that occurs after the initial grant. As described in “Director Compensation” above, in lieu of the automatic grants set forth in the 2005 Plan, eligible Directors currently receive the following automatic equity grants: (i) an annual equity award of $80,000, in fair market value, on the date of grant and consisting of one-half in stock options and one-half in RSUs, which vest ratably over a three-year period from the date of grant, and (ii) an initial equity grant having a total fair market value of $100,000, on the date of grant, consisting of one-half in stock options and one-half in RSUs. For both the initial and annual equity awards to non-employee directors, the underlying number of option shares is determined using the Black-Scholes option pricing model, the number of RSUs is determined based on the closing market price of our Common Stock on the date of grant, and all equity awards vest in equal annual installments over a three-year period. If a non-employee director dies or retires from the Board after at least six years of continuous service, any unvested options or other awards held by the non-employee director shall become fully vested as of the date of death or retirement.

In addition to the foregoing option grants, each non-employee director may receive other types of award grants under the 2005 Plan at the discretion of the Board and Compensation Committee; provided, however, that non-employee directors are not eligible to receive incentive stock options. The Board, the Committee or the Governance and Nomination Committee reserves the right to periodically evaluate and change the amount or type of automatic grants made to Eligible Directors.

Each non-qualified stock option granted to Eligible Directors pursuant to the automatic grant provisions will have an exercise price equal to 100% of the fair market value of a share of Common Stock on the grant date and shall expire upon the earliest of: (i) ten years from the date the option was granted, (ii) the termination of the Plan, and (iii) six months after the date on which the person ceases to be any of a director, consultant or employee of the Company and its subsidiaries, except that if the cessation of services was caused by the person’s death or disability, the expiration date will be one year after the cessation of such services.

Federal Income Tax Consequences

The federal income tax consequences of awards under the 2005 Plan to us and our employees, officers, directors and consultants are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2005 Plan. Recipients of awards under the 2005 Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Non-qualified Options.  Under current federal income tax law, the grant of a non-qualified option under the 2005 Plan will have no federal income tax consequences to us or the optionee (unless the options are publicly traded). Generally, upon exercise of a non-qualified stock option granted under the 2005 Plan, the excess of the fair market value of the stock at the date of exercise over the option price (the “Spread”) is taxable to the optionee as ordinary income and is subject to withholding. All such amounts taxable to an employee are deductible by us as compensation expense. The deduction will be allowed for our taxable year which includes the end of the taxable year in which the optionee includes an amount in income.

Code Section 162(m) generally denies a tax deduction to any publicly held corporation for compensation that exceeds one million dollars paid to certain senior executives in a taxable year, subject to an exception for “performance-based compensation” as defined in the Code and subject to certain transition provisions. We have structured the 2005 Plan and intend to structure any stock option grants to senior executive officers who may be subject to Code Section 162(m) in a manner that is intended to satisfy the performance-based compensation exception. However, we reserve the authority to award non-deductible compensation as we deem appropriate. In addition, notwithstanding our efforts, ambiguities and uncertainties regarding the application and interpretation of Code Section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under Code Section 162(m). Thus, Code Section 162(m) could limit the deductibility of compensation related to the exercise of options granted under the 2005 Plan.

Generally, the shares received on exercise of an option under the 2005 Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the optionee will recognize income on the date of exercise of a non-qualified stock option. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either our directors or officers will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of such service. SEC Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the 2005 Plan satisfies the requirements for exemption under SEC Rule 16b-3, the grant of options will not be considered a purchase and the exercise of the options to acquire the underlying shares of Common Stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

The taxable income resulting from the exercise of a non-qualified stock option will constitute wages subject to withholding and we will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the optionee’s other compensation and requiring payment of withholding amounts as part of the exercise price. The tax basis for the Common Stock acquired is the option price plus the taxable income recognized. An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-qualified stock option in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

Incentive Stock Options.  There will be no federal income tax consequences to us or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised (subject to the alternative minimum tax rules discussed below). Generally, we receive no deduction at the time of exercise.

In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the employee must recognize only a long-term capital gain or loss. We are not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is determined under the rules applicable to non-qualified options (see above) based on the Spread at the date of exercise. However, such ordinary income will in no event exceed the amount of the gain realized on the sale, provided that the disposition involves an arm’s-length sale or exchange with an unrelated party. Any gain in excess of the amount taxed as ordinary income will be treated as capital gain. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income (“AMTI”) for the year of exercise. As a result, the Spread on an incentive stock option will be included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an optionee. A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the AMTI adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

Payment of Option Exercise Price in Shares.  To the extent an optionee pays all or part of the option exercise price of a non-qualified stock option by tendering shares of Common Stock owned by the optionee, the tax consequences described above apply except that the number of shares of Common Stock received upon such exercise which is equal to the number of shares surrendered in payment of the option price will have the same tax basis and holding periods as the shares surrendered. The additional shares of Common Stock received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the day following the date of recognition of such income. Under Treasury regulations, if an optionee exercises an incentive stock option by tendering shares of Common Stock previously acquired by the exercise of an incentive stock option that have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the optionee will recognize income and be subject to other basis allocation and holding period requirements.

Restricted Stock Awards.  Stock granted under the 2005 Plan may, in the determination of the Committee, be subject to rights of repurchase and other transfer restrictions. The tax consequences of stock granted under the 2005 Plan depends on whether the stock is subject to restrictions and if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83 (for example, stock granted under the 2005 Plan which is subject to our right to repurchase the stock at a price that is less than fair market value which right lapses over a period of continued employment is considered a “substantial risk of forfeiture” under Code Section 83).

If stock is not subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted less the amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount of the fair market value of the shares no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long or short-term depending on how long the recipient held the stock. In general, the holding period for the stock commences when the stock is no longer subject to a substantial risk of forfeiture.

A recipient of stock subject to a “substantial risk of forfeiture” may make an election under Code Section 83(b) to recognize ordinary income in the year the recipient purchases the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the stock the difference, if any, between the fair market value of the stock on the purchase date and the purchase price paid. If the stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture lapses.”

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

Stock Appreciation Rights.  Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted. With respect to stand-alone SARs, if the holder receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the holder receives the appreciation inherent in the stand-alone SARs in stock, the holder will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

The income recognized by the holder of a stand-alone SAR will generally be subject to U.S. income tax withholding and employment taxes.

In general, we will not be entitled to a federal income tax deduction upon the grant or termination of stand-alone SARs. However, upon the exercise of a stand-alone SAR, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Performance Compensation Awards.  Generally, the recipient of a performance compensation award will not recognize any taxable income at the time the award is made but will generally recognize taxable income at the time the award is paid. If the performance compensation award is payable in cash, the cash will be taxable as ordinary compensation income to the participant at the time that it is received. If the holder receives the performance compensation award in stock, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

The income recognized by the holder of a performance compensation award will generally be subject to U.S. income tax withholding and employment taxes.

In general, we will not be entitled to a federal income tax deduction upon the grant or termination of performance compensation awards. However, upon payment of a performance compensation award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of such payment, provided that the deduction is not otherwise disallowed under the Code.

Compliance with Section 409A of the Code.  Code Section 409A imposes requirements on non-qualified deferred compensation plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Proposed regulations generally provide that the type of equity incentives provided under the 2005 Plan will not be considered non-qualified deferred compensation. However, some awards could be covered by Section 409A of the Code. For example, the grant or modification of a stock option or stock appreciation right with an exercise price less than fair market value of the underlying Common Stock could constitute non-qualified deferred compensation. In such event, the administrator normally would expect to design and administer any such award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant. In the event that a grant or award under the 2005 Plan is determined to constitute “non-qualified deferred compensation” that would be subject to additional tax under Section 409A of the Code, the Compensation Committee has the authority to impose such additional conditions as it deems necessary to avoid the imposition of the additional tax.

Vote Required

Ratification and approval of the 2005 Plan, as amended, requires the affirmative vote of the holders of a majority of the shares of our Common Stock present, or represented, and entitled to vote at the Annual Meeting.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE BJ’S RESTAURANTS, INC. 2005 EQUITY INCENTIVE PLAN, AS AMENDED.

ADVISORY RESOLUTION ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

(PROPOSAL NO. 3 ON PROXY CARD)

In accordance with SEC rules, the Board asks shareholders for advisory approval of the compensation of our named executive officers. Pursuant to an advisory vote at our 2011 Annual Meeting, our shareholders elected to hold such votes on an annual basis, and we intend to include an advisory shareholder vote on compensation of named executive officers in our proxy materials every year until the next shareholder vote on the frequency of the advisory vote to approve compensation of named executive officers. Accordingly, we are asking our shareholders to provide an advisory, nonbinding vote to approve the compensation awarded to our named executive officers, as we have described it in the “Executive Compensation” section of this Proxy Statement.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we have designed our executive compensation program to attract, retain and motivate the highest quality executive officers, directly link their pay to performance, and build long-term value for our shareholders. The key objectives of our executive compensation program, as described in the Compensation Discussion and Analysis, are:

Objective	How Our Compensation Program for Named Executive Officers Achieves This Objective
Pay For Performance

• Aligning named executive officers’ compensation with short-term and long-term Company and individual performance

• Setting a significant portion of each named executive officer’s targeted total direct compensation to be in the form of variable compensation tied to our overall performance

Attract And Retain Top Talent

• Targeting total direct compensation in the 50th percentile range among companies with which we compete for executive talent

• Competing effectively for the highest quality people who will determine our long-term success

Align Executive Compensation With Shareholders

• Providing equity compensation in alignment with long-term performance

• Establishing a significant portion of each named executive officer’s indirect compensation to be based on achieving long-term shareholder value

We urge shareholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Additionally, the Summary Compensation Table and other related compensation tables and narrative, provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to our long-term success. In summary, our compensation is designed to reward executives when we achieve strong financial and operational results and, likewise, to provide reduced pay when financial and operating results are not as strong. We believe the compensation of our named executive officers for fiscal 2014 is reflective of and consistent with that intent.

This “say-on-pay” proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under “Executive Compensation” and cast a vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers through the following resolution:

RESOLVED, that the shareholders of BJ’s Restaurants, Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for our 2015 Annual Meeting of Shareholders.

This “say-on-pay” vote is advisory and, therefore, not binding on us, the Compensation Committee or the Board of Directors. The shareholders’ advisory vote will not overrule any decision made by the Board or the Committee or create or imply any additional fiduciary duty by our directors. Our Board and Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON COMPENSATION OF NAMED EXECUTIVE OFFICERS.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

(PROPOSAL NO. 4 ON PROXY CARD)

The Audit Committee has appointed Ernst & Young LLP as our independent auditor for the fiscal year ending December 29, 2015 (fiscal 2015), and the Board is recommending shareholders ratify that appointment at the Annual Meeting. Ernst & Young LLP does not have, and has not had at any time, any direct or indirect financial interest in us or any of our subsidiaries and does not have, and has not had at any time, any relationship with us or any of our subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither BJ’s Restaurants, Inc. nor any of our officers or directors has or has had any interest in Ernst & Young LLP.

As a matter of good corporate governance, the Board has determined to submit the appointment of Ernst & Young LLP to the shareholders for ratification. In the event that this appointment of Ernst & Young LLP is not ratified by a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will reconsider its appointment of an independent registered public accounting firm for future periods.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

Notwithstanding the ratification by shareholders of the appointment of Ernst & Young LLP, the Board of Directors or the Audit Committee may, if the circumstances dictate, appoint other independent auditors.

Fees Billed by Ernst & Young LLP

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 30, 2014 and December 31, 2013 by our independent auditor, Ernst & Young LLP:

	2014	2013
Audit Fees (1)	$481,041	$391,043
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	$1,940	$1,665

(1)	These amounts represent fees of Ernst & Young LLP for the audit of our consolidated financial statements, the review of consolidated financial statements included in our quarterly Form 10-Q reports, the audit of our management’s assessment of internal controls over financial accounting and reporting as required by the Sarbanes-Oxley Act of 2002, and the services that an independent auditor would customarily provide in connection with audits, regulatory filings and similar engagements for the fiscal year.

Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to appoint and terminate our independent auditors, to pre-approve their performance of audit services and permitted non-audit services, to approve all audit and non-audit fees, and to set guidelines for permitted non-audit services and fees. All the services rendered by Ernst &Young LLP during fiscal 2014 and 2013 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee, and there were no instances of waiver of approval requirements or guidelines during the same periods.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015 requires the affirmative vote of the holders of a majority of the shares of our Common Stock present, or represented, and entitled to vote at the Annual Meeting.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ERNST & YOUNG LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date by: (a) each of our directors, (b) each executive officer identified in the Summary Compensation Table, (c) all of our executive officers and directors as a group, and (d) each person known by us to be the beneficial owner of 5% or more of the issued and outstanding shares of our Common Stock. Ownership of less than 1% is indicated by an asterisk.

	Shares Beneficially Owned (1)
Name and Address (2)	Number of Shares (3)		Percentage of Class (3)

Luxor Management, LLC	3,503,119	(4)	13.31%

1114 Avenue of the Americas, 29th Floor New York, NY 10036

The Jacmar Companies	3,087,680	(5)	11.73%

c/o The Jacmar Company 2200 W. Valley Boulevard Alhambra, CA 91803 Attention: James Dal Pozzo

BlackRock, Inc.	1,772,170	(6)	6.73%

40 East 52nd Street New York, NY 10022

The Vanguard Group	1,400,804	(7)	5.32%

100 Vanguard Boulevard Malvern, PA 19335

Morgan Stanley	2,146,076	(8)	8.15%

1585 Broadway New York, NY 10036

Gerald W. Deitchle	288,851	(9)	1.09%

James A. Dal Pozzo	3,145,993	(10)	11.94%

J. Roger King	69,770	(11)	*

Larry D. Bouts	114,739	(12)	*

Peter A. Bassi	81,375	(13)	*

Lea Anne S. Ottinger	35,245	(14)	*

Wesley A. Nichols	4,058	(15)	*

Patrick D. Walsh	1,325,294	(16)	5.04%

Mark A. McEachen	—	(17)	*

Noah A. Elbogen	—	(18)	*

Gregory A. Trojan	104,785	(19)	*

Gregory S. Levin	116,782	(20)	*

Gregory S. Lynds	39,536	(21)	*

Kevin E. Mayer	—	(22)	*

	Shares Beneficially Owned (1)
Name and Address (2)	Number of Shares (3)		Percentage of Class (3)

Wayne L. Jones	—	(23)	*

John D. Allegretto	34,705	(24)	*

All current directors and executive officers as a group (20 persons)	5,507,936	(25)	20.35%

*	Less than 1%

(1)	The persons named in the table, to our knowledge, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2)	The address of our officers and directors is at our principal executive offices at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647.

(3)	Percent of class is based on the number of shares issued and outstanding (26,316,951) on the Record Date (April 15, 2015). In addition, shares of Common Stock which a person had the right to acquire within 60 days of the Record Date are deemed outstanding in calculating the percentage ownership of the person, but not deemed outstanding as to any other person. This does not include shares issuable upon exercise of any options issued by us which are not exercisable within 60 days from the Record Date.

(4)	Based on an Amendment No. 5 to Schedule 13D filed on November 3, 2014, it is our belief that Luxor Management, LLC and its affiliates beneficially owned the number of shares indicated as of November 4, 2014. Luxor Management, LLC, as the general partner of Luxor Capital Group, LP, may be deemed to beneficially own the shares that are beneficially owned by Luxor Capital Group, LP. Luxor Capital Group, LP, as the investment manager of certain Luxor funds (the “Luxor Funds”) and a separately managed account, may be deemed to beneficially own 3,376,944 shares owned by such funds and 126,175 owned by the separately managed account. LCG Holdings, LLC, as the general partner of certain Luxor Funds, may be deemed to beneficially own the 3,376,944 shares owned by such Luxor Funds. Christian Leone, as the managing member of Luxor Management, LLC, may be deemed to beneficially own the 3,503,119 shares beneficially owned by Luxor Management LLC.

(5)	Consists of 1,681,159 shares held of record by The Jacmar Companies, 1,115,982 shares held by the William Tilley Trust, 265,139 shares held by Tilley family members and affiliates and 25,400 held by the Tilley Family Foundation. The Jacmar Companies are controlled by the William Tilley Trust with James A. Dal Pozzo and Greg Snyder as Trustees. The William Tilley Family Trust address is the same as that of the Jacmar Companies. The shares held of record by the Jacmar Companies have been pledged by Jacmar to secure certain of Jacmar’s financing agreements. See “Certain Relationships and Related Transactions.”

(6)	Based solely on a Schedule 13G filed on January 12, 2015, it is our belief that BlackRock, Inc. beneficially owned the number of shares indicated as of December 31, 2014.

(7)	Based solely on a Schedule 13G filed on February 9, 2015, it is our belief that The Vanguard Group beneficially owned the number of shares indicated as of December 31, 2014.

(8)	Based solely on a Schedule 13G filed on February 5, 2015, it is our belief that Morgan Stanley owned the number of shares indicated as of December 31, 2014. The shares may be owned, or may be deemed to be beneficially owned, by Morgan Stanley Capital Services LLC, a wholly-owned subsidiary of Morgan Stanley.

(9)	Consists of 48,149 shares of Common Stock held of record by the Deitchle Family Trust, 8,000 shares of Common Stock held in Mr. Deitchle’s IRA and 232,702 shares of Common Stock purchasable upon exercise of options.

(10)	Consists of 1,681,159 shares held of record by The Jacmar Companies, 23,322 shares held by Mr. Dal Pozzo, 1,406,521 shares held by various Tilley family trusts and foundation (of which Mr. Dal Pozzo is co-trustee), including 1,115,982 held by the William Tilley Trust, and 34,991 shares of Common Stock purchasable upon exercise of options. Mr. Dal Pozzo is an executive officer and director of The Jacmar Companies and disclaims beneficial ownership of shares held by the Jacmar Companies and shares held by any of the Tilley family trusts and foundation. See “Certain Relationships and Related Transactions.”

(11)	Consists of 34,779 shares of Common Stock of which Mr. King is the beneficial owner and 34,991 shares of Common Stock purchasable upon exercise of options.

(12)	Consists of 86,229 shares of Common Stock of which Mr. Bouts is the beneficial owner and 28,510 shares of Common Stock purchasable upon exercise of options.

(13)	Consists of 46,384 shares of Common Stock of which Mr. Bassi is the beneficial owner and 34,991 shares of Common Stock purchasable upon exercise of options.

(14)	Consists of 9,211 shares of Common Stock of which Ms. Ottinger is the beneficial owner and 26,034 shares of Common Stock purchasable upon exercise of options.

(15)	Consists of 1,057 shares of Common Stock of which Mr. Nichols is the beneficial owner and 3,001 shares of Common Stock purchasable upon exercise of options.

(16)	Based on an Amendment No. 5 to Form 13D filed on November 3, 2014, Mr. Walsh as the Chief Executive Officer of each of Atlas Fund GP and PW Master Fund GP and the Managing Member of PW Capital Management (together with shares he directly owns) is the beneficial owner of 1,325,294 shares of Common Stock.

(17)	Mr. McEachen joined the Company’s Board in April 2014 and owns no shares of our Common Stock and has no options that are exercisable within 60 days of the Record Date.

(18)	Mr. Elbogen joined the Company’s Board in June 2014 and owns no shares of our Common Stock and has no options that are exercisable within 60 days of the Record Date.

(19)	Consists of 3,641 shares of Common Stock of which Mr. Trojan is the beneficial owner and 101,144 shares of Common Stock purchasable upon exercise of options.

(20)	Consists of 24,655 shares of Common Stock of which Mr. Levin is the beneficial owner and options exercisable for up to 92,127 shares of Common Stock.

(21)	Consists of 8,271 shares of Common Stock of which Mr. Lynds is the beneficial owner and options exercisable for up to 31,265 shares of Common Stock.

(22)	Mr. Mayer joined the Company in July 2014 and owns no shares of our Common Stock and has no options that are exercisable within 60 days of the Record Date.

(23)	Mr. Jones owns no shares of our Common Stock and has no options that are exercisable within 60 days of the Record Date. His employment with the Company terminated in November 2014.

(24)	Consists of 5,006 shares of Common Stock of which Mr. Allegretto is the beneficial owner and options exercisable for up to 29,699 shares of Common Stock.

(25)	Includes 749,266 shares of Common Stock issuable upon exercise of options.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Program

The purpose of this Compensation Discussion and Analysis is to provide key information and details on how we pay our executive officers. In this discussion, we will focus on the executive compensation programs for our Chief Executive Officer and the other Named Executive Officers included in the Summary Compensation Table of this Proxy Statement. As a group, these executive officers are referred to as our “Named Executive Officers.” Our Named Executive Officers for fiscal 2014 were:

Name	Position
Gregory A. Trojan	Director, Chief Executive Officer and President
Gregory S. Levin	Executive Vice President, Chief Financial Officer and Secretary
Gregory S. Lynds	Executive Vice President and Chief Development Officer
Kevin E. Mayer	Executive Vice President and Chief Marketing Officer
Wayne L. Jones	Executive Vice President and Chief Restaurant Operations Officer
John D. Allegretto	Chief Supply Chain Officer

The Compensation Committee’s philosophy is that executive compensation should be closely aligned with our performance on both a short-term and a long-term basis, to assure that the interests of executive officers continue to be properly aligned with long-term shareholder interests. In addition, compensation should be designed to assist us in attracting and retaining management personnel that are critical to our long-term success. To that end, the Compensation Committee’s philosophy is that executive compensation should be comprised of three principal components:

•	annual base salary;

•	performance-based annual cash incentive payments, which are dependent on our annual consolidated financial performance and, for officer-level executives, specific individual performance goals; and

•

long-term incentive compensation in the form of stock options, restricted stock units, or other equity-based awards that are designed to align executive officers’ interests with those of shareholders by rewarding outstanding performance and providing long-term incentives.

The Compensation Committee considers a variety of factors when making compensation decisions and establishing the total compensation that it targets and pays for executive officers each year. Among these factors are:

•	overall corporate performance;

•	individual performance and contribution of the executive to the overall corporate performance;

•	value of equity-based compensation awarded in prior years;

•	appropriate blend of short-term and long-term cash and equity compensation;

•	total compensation paid to our executives compared to amounts paid to similar executives at targeted peer group companies both for the prior year and over a multi-year period;

•	broad trends in executive compensation generally and within the restaurant industry; and

•	recommendations of our Chief Executive Officer.

Role of the Compensation Committee

The Compensation Committee of the Board has the responsibility for establishing, implementing and continually monitoring adherence to our compensation philosophy. The goal of the Compensation Committee is to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive, and properly structured to align management’s interest with those of our shareholders. The Compensation Committee reviews the performance of our officers and key employees and reports to the Board of Directors. In such capacity, the Compensation Committee administers our executive compensation plans, reviews our general compensation and benefit programs and policies, and monitors the performance and compensation of executive officers and other key employees. The Compensation Committee also makes recommendations regarding annual cash bonuses under our Performance Incentive Plan and equity awards to executive officers and other employees pursuant to our equity compensation plans, including our 2005 Equity Incentive Plan.

The Compensation Committee’s charter establishes the various responsibilities of the Compensation Committee including those described above. The Compensation Committee periodically reviews and revises the charter. In addition, the Compensation Committee has the authority to retain and terminate independent, third party compensation consultants, to enter into consulting arrangements with such consultants, to obtain advice and assistance from internal and external legal, accounting and other advisors, and to review study findings independent of management. The Chairman of the Compensation Committee reports the Compensation Committee’s actions and recommendations to the Board of Directors following each Compensation Committee meeting.

Five independent directors, J. Roger King, Peter A. Bassi, Mark A. McEachen, Lea Anne S. Ottinger, and Patrick D. Walsh, currently serve on the Compensation Committee. Mr. King is currently the Chairman of the Compensation Committee but upon his retirement from the Board at the Annual Meeting in June 2015, Ms. Ottinger is expected to assume the role of Chairperson. The Board has determined that each member of the Compensation Committee is an independent director who is also a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an outside director as defined under Section 162(m) of the Internal Revenue Code (“Code”). In addition, each member of the Compensation Committee is an independent director under applicable NASDAQ rules.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all final decisions regarding the compensation of all executive officers, including base salaries and cash-based and equity-based incentive compensation programs. The Compensation Committee and the Chief Executive Officer annually review the performance of all other executive officers. This annual review is based on the individual performance objectives established annually for each executive officer as well as the Chief Executive Officer’s evaluation of the overall leadership and effectiveness of each executive officer. All recommendations and conclusions made by the Chief Executive Officer based on his annual review, including proposed base salary adjustments, annual cash incentive awards under our Performance Incentive Plan and annual equity awards are presented to the Compensation Committee which, in turn, exercises its independent discretion to approve, disapprove or modify any recommended compensation adjustments or awards. The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer.

Consideration of Say-on-Pay Advisory Vote

We provide our shareholders with the opportunity to cast an annual non-binding advisory vote on executive compensation (commonly referred to as “say-on-pay”). At our Annual Meeting of Shareholders held in June 2014, a substantial majority of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this advisory vote affirmed shareholder support of its approach to executive compensation and, therefore, did not fundamentally change its approach in fiscal 2014 or in establishing executive compensation for 2015. However, even with this high level of support, we have continued to make additional changes in our executive compensation plans in an effort to further enhance the effectiveness of such plans, the competitiveness of our pay relative to our peers, and to continue to align compensation with the interests of our shareholders, some of which have been highlighted within this Compensation Discussion and Analysis. The Compensation Committee will continue to consider the outcome of our annual shareholder non-binding advisory “say-on-pay” votes when making future compensation decisions for Named Executive Officers.

Compensation Practices and Risk

The Compensation Committee, with assistance from our Compensation Consultant, Grant Thornton LLP, carefully reviewed our executive compensation policies and practices and determined that they do not encourage our executives to take, or reward our executives for taking, inappropriate or excessive risks or create risks that are reasonably likely to have a material adverse effect on us. We believe the following principles and practices of our executive compensation programs support our overall compensation philosophy and work to reduce the possibility of our executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value:

•

a significant portion of the annual cash incentive bonuses is based on operational business results rather than individual performance criteria. As a result, discretion by management or the Board in calculating these bonuses is limited;

•	the ultimate benefit provided by our long-term incentive plan is based purely on the performance of our stock;

•	our cash incentive program is capped, which limits any disproportionate increases in payouts in order to minimize excessive risk taking by our executive officers;

•

recommendations for changes to our executive compensation programs are made only after a collaborative process involving our finance, tax, legal and human resources employees and advisors, as well as input from our Compensation Consultant, in order to ensure diversity of thought and overall consensus; and

•

we maintain the competitiveness of our compensation by comparing our compensation plans with those of comparable peer companies and by annually monitoring and evaluating our plans against executive compensation trends and survey data.

Compensation Consultant

In accordance with the authority granted to the Compensation Committee under its charter, the Committee engaged Grant Thornton LLP as an independent outside Compensation Consultant during fiscal 2014 to advise the Compensation Committee regarding matters related to executive compensation benchmarking and peer group analysis.

In the most recent fiscal year, Grant Thornton LLP assisted us in determining groups of peer or comparable companies and assisted the Compensation Committee with executive officer compensation levels, mix of compensation components and competitive stock granting practices. However, Grant Thornton LLP did not make specific compensation recommendations with respect to executive officers.

Grant Thornton LLP does not currently provide any other services to us. All of the fees paid to Grant Thornton LLP during fiscal 2014 were in connection with the firm’s work on executive compensation matters on behalf of the Compensation Committee. Grant Thornton LLP was retained pursuant to an engagement letter and the Compensation Committee has determined that Grant Thornton LLP’s services in this regard do not give rise to any conflict of interest and considers the firm to have sufficient independence from us and our executive officers to allow it to offer objective advice.

Determining Executive Compensation

We have structured our annual and long-term incentive-based cash and non-cash executive compensation programs to motivate executives to achieve our business goals and reward them for achieving these goals. The Compensation Committee determines relevant market data and alternatives to consider when making compensation decisions regarding the executive officers. The Compensation Committee generally makes its annual executive compensation decisions at its meeting held in December of each year. Additionally, the Compensation Committee meets after our annual financial results have been audited by our independent auditor to finalize the most recently completed fiscal year’s annual incentive calculations for executives and other applicable employees.

In determining executive compensation, the Compensation Committee reviews base pay, annual cash incentive payments and equity awards for the current year and on a cumulative basis. The Compensation Committee also receives information regarding the performance of each executive based upon predetermined individual objectives and other attributes. Additionally, the Compensation Committee periodically uses independent human resource and compensation consultants and compares executive compensation levels and practices for executives holding comparable positions at targeted comparator group companies to aid the Compensation Committee in setting compensation at competitive levels.

Generally, the Compensation Committee’s philosophy is to target total compensation (base pay and annual cash incentive bonus) at approximately 50th percentile of the comparator group. The Compensation Committee believes that targeting total compensation at approximately the 50th percentile enables us to remain competitive with our peers in attracting and retaining executive talent. However, the Compensation Committee does not use formulas or specifically set the compensation for our executives based solely on this industry data or based on a specific percentile of this industry data. Instead, the Compensation Committee uses this information and the executive’s level of responsibility and experience, as well as the executive’s success in achieving business objectives and overall leadership qualities, in determining the executive’s compensation. The Compensation Committee believes that this approach allows it to take into consideration the executive’s overall contribution to our growth and profitability in determining executive compensation rather than relying solely on specific peer group targets.

The Compensation Committee engaged Grant Thornton LLP, which has significant expertise in compensation analysis and evaluation, to help evaluate executive compensation benchmarking and peer group analysis for our fiscal 2014 executive compensation as well as for our 2015 executive compensation. The ten comparable companies selected by Grant Thornton LLP in its benchmarking survey were as follows:

Bravo Brio Restaurant Group, Inc.	Fiesta Restaurant Group, Inc.
Buffalo Wild Wings, Inc.	Ignite Restaurant Group, Inc.
CEC Entertainment, Inc.	Red Robin Gourmet Burgers, Inc.
The Cheesecake Factory Incorporated	Ruby Tuesday, Inc.
DineEquity, Inc. (Applebee’s & IHOP)	Texas Roadhouse, Inc.

The Compensation Committee believes that the above peer group of ten comparable companies represented an appropriate cross-section of companies with which we compete for talent or which are similar to us in size, market capitalization, growth rate and industry. For example, The Cheesecake Factory Incorporated and DineEquity, Inc. are Southern California-based restaurant companies and, therefore, compete directly with us for executive talent, while the other companies listed are similar in size from an annual revenue or market capitalization perspective, or are considered high-growth restaurant concepts with which we compete for talent.

Since our management team and the institutional investment community generally assess our performance by reference to other companies in our industry, the Compensation Committee believes that setting compensation by reference to that same group allows for the most meaningful comparisons of our actual performance against our peers and, therefore, enables the Compensation Committee to appropriately structure compensation programs for our executive officers in a manner that recognizes and rewards excellent operating performance as well as the creation of shareholder value.

In addition, the Compensation Committee also considered a larger restaurant group (consisting of approximately 28 companies) in order to ascertain broader trends in the restaurant industry. The Compensation Committee also considered compensation within a larger group of approximately 100 retail companies with sales between $200 million and $2.2 billion to verify that our compensation was in line with overall trends in companies of comparable size.

A significant percentage of total compensation is allocated to incentive compensation as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Compensation Committee gathers and reviews data from its independent Compensation Consultants as well as relevant information from industry sources, SEC filings and other publicly available sources to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of our performance or the individual’s performance, depending on the type of award, compared to established goals.

Based on the fiscal 2014 compensation study prepared by Grant Thornton LLP, 2014 total annual cash compensation (base salary and annual incentive compensation) and total direct compensation (total annual cash compensation and long-term incentive compensation) for the Named Executive Officers as a group approximated the range for our peer group companies. The base salaries, as well as the annual and long-term incentive compensation, for our Named Executive Officers taken as a group and individually, were between the 25th and 75th percentiles of the target compensation ranges for our peer group companies.

Elements of Executive Compensation

Base Salary.  Base salaries for executive officers are generally reviewed on an annual basis and at the time of promotion or other change in responsibilities. Increases in base salary are determined using both objective and subjective factors, such as the level of responsibility, individual performance, level of pay, both of the executive in question and other similarly situated executives, and the comparative group companies’ base salary levels. For fiscal 2014, the Compensation Committee did not significantly increase the base salaries for its executive officers.

Annual Incentive Bonus.  Each executive officer participates in our annual Performance Incentive Plan (“PIP”). At our 2011 Annual Meeting, our shareholders voted to approve the material terms of the PIP. Under the PIP, the annual incentive opportunity is generally determined based on a percentage of each officer’s base salary. The Compensation Committee approves and recommends to the Board of Directors the objective performance measure or measures, bonus target percentages and all other terms and conditions of awards for each performance period (generally each fiscal year) under the PIP. For fiscal 2014, the principal objective performance measure used by the Compensation Committee for the purposes of the PIP was our Consolidated Income from Operations for the fiscal year, as reflected on our Consolidated Statements of Income. The Compensation Committee believes that this metric provides a definitive target that is largely within management’s ability to influence and control.

Under the fiscal 2014 PIP, 50% of the executives’ incentive opportunity (other than for the Chief Executive Officer, whose bonus opportunity was established separately – see “Compensation of the Chief Executive Officer”) was based on the degree of achievement of our Consolidated Income from Operations target. The remaining 50% of the incentive opportunity was based on each executive’s achievement of certain agreed-

upon individual performance objectives. For example, if the executive’s base salary was $100,000 and his/her total incentive opportunity was 25% of base salary (or $25,000), then 50% of the $25,000 total opportunity (or $12,500) would be driven by the degree of achievement of the Consolidated Income from Operations target, and 50% of the $25,000 total opportunity would be driven by the degree of achievement of individual performance objectives. In order to increase individual accountability and incentives, the fiscal 2014 PIP reflected an increase over the fiscal 2013 PIP in the weighting of individual performance objectives (from 33% to 50% of incentive opportunity) and a corresponding decrease over the fiscal 2013 PIP in the percentage attributed to achievement of targeted Consolidated Income from Operations (from 67% to 50% of incentive opportunity). The specific individual performance objectives established for each executive officer take into account the degree that each officer completed his or her agreed-upon key initiatives for the year, as well as each officer’s overall leadership and effectiveness.

The fiscal 2014 PIP also provided for a sliding scale of the targeted Consolidated Income from Operations necessary to achieve some portion of the annual incentive opportunity, starting with a required minimum performance threshold of achieving at least 80% of targeted Consolidated Income from Operations. If less than 80% of the target were achieved, no bonus would be earned or paid. If 80% of the target were achieved, then 50% of the incentive award attributable to this component of the annual incentive opportunity would be earned. If 100% of the target were achieved, then 100% of the incentive award attributable to this component of the annual incentive opportunity would be earned. If 120% of the target were achieved, which is the maximum percentage contemplated, then 150% of the incentive award attributable to this component of the annual incentive opportunity would be earned, which is also the maximum percentage contemplated. The fiscal 2014 PIP provided for a maximum percentage at the 120% target achievement level to discourage any actions or decisions that might benefit short-term performance to the detriment of our longer-term competitiveness.

In addition, the Compensation Committee may require that a PIP participant repay to us certain previously paid compensation in accordance with the Clawback Policy. The PIP contains a “clawback” provision whereby the Compensation Committee may (i) cause the cancellation of any actual award, (ii) require reimbursement of any actual award by a PIP participant and (iii) effect any other right of recoupment of equity or other compensation provided under the PIP or otherwise in accordance with our policies and/or applicable law (each, a “Clawback Policy”), in each case with respect to the Clawback Policy that was in effect as of the date of grant for a particular target award.

Our total revenues increased by approximately 9.1% to $845.6 million in 2014, and our Consolidated Income from Operations, as adjusted for bonuses and non-recurring expenses that were deemed excludable for PIP purposes by the Compensation Committee, was approximately $39.8 million or 100% of the $39.7 million target. Accordingly, the incentive award percentage amount attributable to this component of the fiscal 2014 PIP was 100%.

The remaining 50% of the fiscal 2014 PIP was based on individual performance goals, except for Mr. Trojan, whose entire fiscal 2014 incentive bonus opportunity was based on our Consolidated Income from Operations amount, because he is deemed responsible and accountable for our overall financial performance.

We believe individual goals for certain executives are appropriate primarily to drive performance against key corporate initiatives. These individual goals are determined annually in conjunction with our business plan and are presented to the Compensation Committee and Board of Directors at our annual strategic planning meeting. For fiscal 2014, we had five categories of key objectives in which individual performance goals were established. These five key initiatives were as follows:

•	People First;
•	Building Sales and Awareness;
•	Food & Beer Quality and Differentiation;
•	Improving our Margins and Operating Cost Structure; and
•	Improving our Development Strategy and Return on New Restaurant Investment.

At the end of fiscal 2014, the Compensation Committee, with the input from the Chief Executive Officer, reviewed the individual performance goals of the respective executive officers, determined which performance goals were achieved, and determined the resulting fiscal 2014 PIP incentive earned for this component.

For fiscal 2014, the annual incentive opportunity earned by each executive officer with respect to Consolidated Income from Operations (comprising 50% of the target bonus opportunity) and the annual incentive opportunity earned by each executive officer with respect to individual performance goals (comprising 50% of the target bonus opportunity) ranged between 0% and 100% of each officer’s target bonus. The table below shows the fiscal 2014 target annual incentive bonus for each Named Executive Officer as compared to the actual fiscal 2014 bonus payout under the PIP.

Fiscal 2014 Annual Incentive Bonus Plan Target Bonus vs. Actual Payout

Name	Target Bonus (as a % of Base Pay)	Actual Bonus (as a % of Base Pay)
Gregory A. Trojan	80%	80%
Gregory S. Levin	60%	57%
Gregory S. Lynds	60%	57%
Kevin E. Mayer (1)	60%	—
Wayne L. Jones (2)	60%	—
John D. Allegretto	45%	43%

(1)	Mr. Mayer received a signing bonus and did not participate in the fiscal 2014 PIP.

(2)	Mr. Jones’ service to the Company ended on November 7, 2014.

Long-Term Equity Compensation.  We design our long-term incentive compensation to drive long-term performance, to align the interests of our executives with those of our shareholders and to retain executives through long-term vesting and wealth accumulation. In fiscal 2014, long-term incentive compensation took the form of stock option and performance-based restricted stock unit awards for executive officers based on prior year’s performance and based on a specific economic value as determined by the Compensation Committee. In the past, the Compensation Committee has varied the portion of long-term equity compensation awards made in the form of stock options and restricted stock units. As such, the current allocation may change in the future or may change for specific circumstances involving a given executive. In 2014, long-term equity awards were generally allocated 50% to stock options and 50% to performance-based restricted stock units. The amount of annual equity awards granted to executive officers is based on a target economic value, which is generally set between the 40th and 75th percentile of comparator group companies for comparable positions (where such information is available). However, as discussed above, in specific cases we set the target economic value of the equity award higher or lower than the median where appropriate based on factors such as our prior year performance and individual executive performance.

Additionally, all of our restaurant general managers, executive kitchen managers, directors of kitchen operations, directors of operations, area vice presidents and certain brewing operations positions and selected high-performing Restaurant Support Center team members are eligible to receive equity awards in accordance with our 2005 Equity Incentive Plan. This grant of equity awards to our restaurant and brewing field operations teams is designed to increase employee retention and to promote long-term wealth building based on ownership of our equity.

In recognition of their efforts to increasing operational efficiencies and value in 2014, Mr. Trojan and Mr. Levin received additional awards of stock options valued at $120,000 and $77,700, respectively, which were granted on March 2, 2015. These awards were granted in addition to the Company’s regular annual equity grants.

Stock Options.  In determining the size of annual stock option grants to executive officers, the Compensation Committee bases its determinations and recommendations to the Board of Directors on such considerations as the value of total direct compensation for comparable positions in comparative group companies, Company and individual performance against the strategic plan for the prior fiscal year, the number and value of stock options previously granted to the executive officer, the allocation of overall share awards attributed to executive officers and the relative proportion of long-term incentives within the total compensation mix.

All stock options granted by us during fiscal 2014 were granted as non-qualified stock options with an exercise price equal to the closing price of our Common Stock on the date of grant. Accordingly, stock options will have value only if the market price of our Common Stock increases after that date. Stock options granted to our executive officers generally vest in five equal annual installments. Because employees will only realize value from their options if our stock price increases over the exercise price, the vesting schedule is designed to provide our employees with an incentive to work toward increasing the long-term value of our Common Stock.

Restricted Stock and Restricted Stock Units (“RSUs”).  Restricted stock awards differ from stock options in that the primary purpose of restricted stock awards is to provide a component of equity-based compensation that, unlike stock options, has a measurable value to recipients immediately upon their vesting, which we believe helps with overall retention. Such awards, when vested, are generally paid in shares and thereby have little or no out-of-pocket cost to the recipients, other than related income tax obligations which can be significant, based on the number of vesting RSUs and the fair market value of our share price at the time of vesting. RSUs granted to our executive officers for 2015 are consistent with our historical practice of RSU grants which have vested in five equal annual installments. However, for 2014, our RSU grants to executive officers are performance-based units, have a three year “cliff vest” and will only vest based on achieving certain performance-based targets over a three year period.

The Compensation Committee believes that restricted stock and restricted stock unit awards may also be effective in attracting, motivating and retaining high quality management talent for all levels of our organization. All of our restaurant general managers, executive kitchen managers, directors of kitchen operations, directors of operation and certain brewing operations positions are eligible for the Gold Standard Stock Ownership Program under our 2005 Equity Incentive Plan, and equity awards under this program have been in the form of RSUs. This program is a long-term wealth building program that is dependent on the participant’s extended service with us in their respective positions and their achievement of certain agreed upon performance objectives during that service period. The service period has generally been between three and five years. We also believe our grants of RSUs will assist certain key employees with their retirement planning through the potential wealth accumulation benefits of these grants.

Executive Benefits and Perquisites.  Pursuant to his employment agreement, Mr. Trojan is entitled to certain benefits including up to $3,000 per year for unreimbursed out-of-pocket costs associated with an annual physical examination, use of a company automobile or automobile allowance and the right to participate in our customary employee benefit plans. Other executive officers are entitled to receive customary automobile allowances and the right to participate in our customary employee benefit plans.

Changes for 2015

For fiscal 2015, we have made several changes to our compensation programs in order to increasingly tie compensation directly to performance and to increases in value to our shareholders. In designing our compensation policies for fiscal 2015 and beyond, we attempt to provide opportunities to our Named Executive Officers to realize significant increases in their overall compensation if their efforts prove successful in generating growth in consolidated income from operations while, at the same time, deemphasizing those elements of compensation that are not directly related to our performance.

This philosophy was reflected in our compensation decisions for fiscal 2015 as follows:

No Merit-Based Changes to Base Salary.  We believe the base salaries of our Named Executive Officers remain in line with base compensation for comparable executives at other peer companies and, as a result, we did not provide any base salary increases for our Named Executive Officers for 2015. We believe that the lack of significant increase in base salaries is appropriate in light of base salaries in the industry and is consistent with our desire to emphasize those elements of compensation that are directly related to our performance and changes in shareholder value.

Increased Focus on Individual Performance for Annual Incentive Bonus Opportunity.  In December 2014, the Compensation Committee approved the fiscal 2015 PIP. The basic terms, conditions, structure and percentage metrics of the fiscal 2015 PIP are substantially the same as that for fiscal 2014. In order to better align individual performance goals with our overall performance, the 2015 PIP continues to provide that a minimum of 80% of the Consolidated Income from Operations target must be satisfied in order for any payout to be made with respect to individual performance goals, even if those goals are otherwise met. In addition, for the 2015 PIP, the Compensation Committee continued its practice of setting the percentage of the total bonus opportunity attributed to both individual performance goals and Consolidated Income from Operations at 50% and the percentage attributed to achievement of targeted Consolidated Income from Operations at 50% (as in 2014) for the Named Executive Officers, excluding Mr. Trojan whose entire bonus is based on achievement of targeted Consolidated Income from Operations. In order to provide more significant performance incentives for results in excess of target, the 2015 PIP increased the maximum percentage payouts for achievement in excess of 100% of target. Under the 2015 PIP, for each percentage achievement in excess of 100% of target, the incentive award payout increases by 5% up to a maximum payout of 200% of the target incentive award if 120% of target performance is achieved.

Mix of Long-Term Equity Compensation.  For 2015, the Compensation Committee decided to increase the use of stock options in granting long-term equity based rewards to better align executives with our shareholders, since stock options will have value only if the market price of our Common Stock increases after that date. As a result, the 2015 annual grants consisted of two-thirds in the form of stock options (as compared to 50% in 2014) and one-third in the form of restricted stock units. Both the stock options and restricted stock units vest over a five year period.

Equity Grant Timing Practices

The Compensation Committee and the Board have adopted guidelines for equity grant timing practices. The guidelines approved by the Board are as follows:

Regular Annual Equity Grant Dates.  Annual equity grants are presented and approved at the meeting of the Compensation Committee held in early December of each year, before fiscal year-end earnings are released. The regular annual equity grant date for all employees, including executive officers, is the 15th of January and the exercise price is the closing price of our Common Stock on the date of grant.

For annual grants of restricted stock units, the Compensation Committee approves a specific dollar amount to be granted to each recipient and the number of shares has thereafter been determined by dividing the dollar amount approved by the Compensation Committee by the closing market price of our Common Stock on the date of grant.

New Hire Grant Dates.  All equity award grants to certain newly-hired employees are approved by the Compensation Committee at the first Compensation Committee meeting following the new employee’s first day of employment. These grants occur on the first day after grant approval, unless that day falls during one of our stock trading “black-out” periods, in which case the grants occur on the first trading day subsequent to the end of our “black-out” period. The exercise price is always the closing price of our Common Stock on the date of grant.

Options granted to new employees generally vest ratably over five years. Beginning in 2008, we also began issuing restricted stock units to certain newly-hired employees. The number of restricted stock units granted to our new employees is determined by dividing the approved dollar amount by the closing market price of our Common Stock on the date of grant. These restricted stock units have generally vested at 20% per year or in five equal annual installments.

Participants in Our Gold Standard Stock Ownership Program (“GSSOP”).  All of our restaurant general managers, executive kitchen managers, directors of kitchen operations, directors of operations and certain brewing-related positions are eligible to be invited to participate in the Gold Standard Stock Ownership Program under our 2005 Equity Incentive Plan. Beginning in fiscal 2013, the grant date for new GSSOP participants was changed to the first day of each new quarter subsequent to their acceptance into the program for ease of administration. The number of RSUs granted to a participant in the GSSOP is determined by their position and calculated as the dollar amount of their grant, as determined in the GSSOP document, divided by the closing market price of our Common Stock on the date of grant. All RSUs under the GSSOP “cliff vest” after five years from the date of grant. Additionally, participants who have completed the first five years of service under the original Gold Standard Stock Ownership Program may be eligible to participate in the GSSOP program for a second time (“Supplemental GSSOP”) depending on their current position. Participants eligible for the Supplemental GSSOP have the option to choose the fair market value of their award entirely in RSUs or allocated one-half to RSUs and one-half to stock options. All awards under the Supplemental GSSOP vest 33% on the third anniversary from the date of grant and 67% after five years from the date of grant. New participants in the Supplemental GSSOP receive their grants on the first day of each new quarter subsequent to their acceptance into the program.

All Other Grants.  Our general practice is to issue equity grants annually or upon new employment as described above. In those instances when equity awards occur during the year due to employee promotions or other factors, the equity awards are approved in advance by the Compensation Committee and a future grant date is selected by the Compensation Committee. The exercise price for such awards is always based on the closing price of our Common Stock on the date of grant.

Compensation of Chief Executive Officer

Compensation of Gregory Trojan.  On October 28, 2012, we entered into an employment agreement with Gregory A. Trojan pursuant to which he was retained as our President and Chief Executive Officer. Mr. Trojan’s employment as President commenced on December 3, 2012, and he became our Chief Executive Officer effective February 1, 2013. The terms of Mr. Trojan’s employment agreement were approved by the Compensation Committee as well as the entire Board after a period of negotiation with Mr. Trojan and his advisors. The Compensation Committee believes the employment agreement reflects appropriate and competitive compensation for services of an executive of Mr. Trojan’s experience and skill set. The terms and conditions of Mr. Trojan’s compensation under the employment agreement are presented below:

Term.  Effective as of December 3, 2012, and terminating December 31, 2017 (unless earlier terminated in accordance with the terms of the employment agreement). Automatic renewals for additional one year terms unless either party gives notice of its intention not to extend at least six months prior to the scheduled termination date.

Base Salary.  $850,000 subject to increase at the discretion of the Compensation Committee. The Compensation Committee did not elect to increase Mr. Trojan’s base salary for 2014 or 2015.

Bonus Opportunity.  Annual bonus opportunity targeted at no less than 80% of Mr. Trojan’s base salary. Actual bonuses to be determined by the Board of Directors based upon performance criteria established by the Compensation Committee after consultation with Mr. Trojan. Mr. Trojan’s bonus for 2014 was established under the terms of our 2014 PIP. In light of the Company’s performance in 2014, Mr. Trojan received a bonus equal to 80% of his base salary in 2014. Mr. Trojan’s bonus opportunity continues to be targeted at 80% of Mr. Trojan’s base salary for 2015.

Additional Benefits.  Certain fringe benefits including up to $3,000 per year for unreimbursed out-of-pocket costs associated with an annual physical examination, the use of a company automobile or automobile allowance of up to $1,800 per month, and the right to participate in family group health insurance and in the other benefit plans made available to our executive officers.

Equity Grants.  On December 3, 2012, Mr. Trojan received an equity award under our 2005 Equity Incentive Plan having an aggregate grant date value of $3,750,000 and consisting of non-qualified stock options and restricted stock units. The stock options and restricted stock units vest in five equal annual installments of 20% commencing on the first yearly anniversary of Mr. Trojan’s start date and ending on the fifth yearly anniversary. The options expire on the earliest of (i) the tenth yearly anniversary of the date of grant, (ii) 12 months following any termination of Mr. Trojan without “Cause” (as defined in the Employment Agreement), resignation for “Good Reason” (as defined in the Employment Agreement), or termination as a result of the death or disability of Mr. Trojan, (iii) 90 days following Mr. Trojan’s resignation without Good Reason, or (iv) the date of any termination for Cause.

In addition, Mr. Trojan may receive additional equity awards at the discretion of the Compensation Committee. In December 2014, the Compensation Committee approved an additional equity grant to Mr. Trojan consisting of non-qualified stock option and restricted stock units, having an aggregate grant date value of $750,000. The stock options and restricted stock units were granted on January 15, 2015, and February 22, 2015, respectively, and vest in five equal installments of 20% commencing on January 15, 2016 and February 22, 2016, respectively. In addition, as noted above, in recognition of his efforts with respect to increasing operational efficiencies and value in 2014, Mr. Trojan also received a special stock option award valued at $120,000 which vests in five equal installments of 20% commencing March 2, 2016.

Termination; Severance.  We may terminate Mr. Trojan’s employment at any time. If Mr. Trojan is terminated for any reason (other than for Good Reason) or if Mr. Trojan dies or becomes disabled, he (or his estate) will be entitled to receive the following (the “Base Termination Payments”): (i) any accrued but unpaid base salary and accrued vacation pay, (ii) unpaid reimbursements for expenses incurred prior to termination, (iii) accrued but unpaid car allowance, and (iv) any benefits required to be paid or provided under applicable law, our plans, contracts or arrangements.

In the event of termination without Cause or by Mr. Trojan for Good Reason, in addition to the Base Termination Payments, Mr. Trojan shall be entitled to receive the following: (i) any earned but unpaid bonus for the fiscal year ending immediately before the year of termination of employment and (ii) a lump sum cash payment equal to 100% of his then current base salary.

Compensation Committee Interlocks and Insider Participation

During all of fiscal 2014, Mr. King, Mr. Bassi and Ms. Ottinger served on the Compensation Committee. Mr. Hyde served on the Compensation Committee until his retirement from the Board in June 2014, at which time Mr. McEachen and Mr. Walsh each became a member of the Compensation Committee and served the remainder of the year. No member of the Compensation Committee who served during fiscal 2014 has ever been an officer or employee of ours, a former officer of ours or any of its subsidiaries or has ever had a relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or the Compensation Committee during fiscal 2014.

Certain of the members of our Board of Directors or their affiliates have entered into transactions or arrangements with us during the past fiscal year which transactions and arrangements are described in “Certain Relationships and Related Transactions” below.

Review of All Components of Executive Compensation

The Compensation Committee and the Board of Directors have reviewed information about all components of the compensation provided to our executive officers, including base salary, annual bonus, equity compensation (including realized gains and accumulated unrealized values on stock options), perquisites and other personal benefits and the effect of retirement and our change in control on stock option vesting. A summary of our compensation programs, practices and internal controls, and tables quantifying the estimated values of these components for each executive were presented to and reviewed by the Compensation Committee.

Tax and Accounting Implications

Section 162(m) of the Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to our Chief Executive Officer and the four other most highly compensated executive officers to the extent that compensation exceeds $1 million per executive officer covered by Section 162(m) in any fiscal year. The limitation applies only to compensation that is not considered “performance-based” as defined in the Section 162(m) rules.

In designing our compensation programs, the Compensation Committee considers the effect of Section 162(m) together with other factors relevant to our business needs. We have historically taken, and intend to continue taking, appropriate actions, to the extent we believe desirable, to preserve the deductibility of annual incentive and long-term performance awards. Although the Compensation Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m) of the Code, at our 2011 Annual Meeting of Shareholders, we received shareholder approval of the material terms of the performance goals of our Performance Incentive Plan so cash incentive bonuses paid under that plan will be tax-deductible and qualify under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

J. Roger King, Chairman	Peter A. Bassi	Mark A. McEachen	Lea Anne S. Ottinger	Patrick D. Walsh

Summary Compensation Table

The following table sets forth information concerning compensation for the fiscal year ended December 30, 2014, of our current Chief Executive Officer, our current Chief Financial Officer and our former Chief Restaurant Operations Officer and each of our three other most highly compensated executive officers who were serving as of December 30, 2014, and whose salary and bonus compensation for the year ended December 30, 2014, was at least $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)(3)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Gregory A. Trojan(4)	2014	850,000	680,000		174,991	174,853	33,217	(5)	1,913,061
President and Chief Executive Officer	2013	850,000	—		—	—	30,196	(5)	880,196
	2012	65,385	350,000		999,999	2,748,655	905	(5)	4,164,944

Gregory S. Levin	2014	390,000	222,300		124,989	124,895	12,891	(6)	875,075
Executive Vice President, Chief	2013	382,500	60,588		194,306	194,967	12,891	(6)	845,252
Financial Officer and Secretary	2012	367,500	144,348		45,479	43,431	12,908	(6)	613,666

Gregory S. Lynds	2014	361,000	205,770		124,989	124,895	9,291	(7)	825,945
Executive Vice President and	2013	355,000	64,667		195,002	194,967	9,291	(7)	818,927
Chief Development Officer	2012	341,500	132,310		45,479	43,431	9,308	(7)	572,028

Kevin E. Mayer(8)	2014	157,747	420,000	(9)	150,005	149,869	33,286	(10)	910,907
Executive Vice President and	2013	—	—		—	—	—		—
Chief Marketing Officer	2012	—	—		—	—	—		—

Wayne L. Jones(11)	2014	309,291	—		124,989	124,895	11,261	(12)	570,436
Executive Vice President and	2013	355,000	63,261		194,306	194,967	12,891	(12)	820,425
Chief Restaurant Operations Officer	2012	341,500	137,179		45,479	43,431	12,908	(12)	580,497

John D. Allegretto	2014	268,000	114,570		60,009	59,947	12,891	(13)	515,417
Chief Supply Chain Officer	2013	260,000	32,819		59,998	59,994	12,891	(13)	425,702
	2012	252,000	72,852		35,378	33,780	12,908	(13)	406,918

(1)	Bonus amounts may include amounts earned in a given fiscal year but not paid until the subsequent fiscal year.

(2)	The fair value of the restricted stock units is based on the closing stock price of our Common Stock on the date of grant.

(3)	The amounts in this column do not reflect amounts paid to or realized by the named individual for fiscal 2014, 2013 and 2012. Instead, these amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB Codification Topic No. 718, Compensation-Stock Compensation. There is no guarantee that, if and when these awards are ultimately realized, they will have this or any other value. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to 2014 grants, refer to Note 1 of our Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 30, 2014, as filed with the SEC. See the Grants of Plan-Based Awards Table for the information on options granted in 2014 in this Proxy Statement.

(4)	Mr. Trojan’s employment commenced on December 3, 2012.

(5)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2014, 2013, and 2012, respectively, including group term life insurance ($817, $817 and $0) and auto reimbursement/allowance ($32,400, $29,379 and $905).

(6)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2014, 2013, and 2012, respectively, including group term life insurance ($891, $891 and $908) and auto reimbursement/allowance ($12,000, $12,000 and $12,000).

(7)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2014, 2013, and 2012, respectively, including group term life insurance ($891, $891 and $908) and auto reimbursement/allowance ($8,400, $8,400 and $8,400).

(8)	Mr. Mayer’s employment commenced on July 9, 2014.

(9)	The amount shown represents a $100,000 signing bonus, a $100,000 advance under the Company’s 2015 PIP and $220,000 advance in lieu of equity awards to which Mr. Mayer may have been entitled in connection with annual grants made by the Company in January 2015.

(10)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2014, including group term life insurance ($426), auto reimbursement/allowance ($5,000), and a relocation allowance ($27,860).

(11)	Mr. Jones’ service to the Company ended on November 7, 2014.

(12)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2014, 2013, and 2012, respectively, including group term life insurance ($761, $891 and $908) and auto reimbursement/allowance ($10,500, $12,000 and $12,000).

(13)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2014, 2013, and 2012, respectively, including group term life insurance ($891, $891 and $908) and auto reimbursement/allowance ($12,000, $12,000 and $12,000).

Grants of Plan-Based Awards

The following table provides certain information concerning grants of options to purchase our Common Stock and other plan-based awards made during the fiscal year ended December 30, 2014, to the persons named in the Summary Compensation Table.

Grants of Plan-Based Awards

	Stock Awards			Option Awards
Name	Grant Date	Number of Securities Underlying Stock Awards (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)(3)	Grant Date	Number of Securities Underlying Option Awards (#)(4)	Exercise or Base Price of Option Awards ($/Share)(5)	Grant Date Fair Value of Option Awards ($)(3)(6)
Gregory A. Trojan	03/28/14	5,386	174,991	01/15/14	16,401	29.88	174,853
Gregory S. Levin	03/28/14	3,847	124,989	01/15/14	11,715	29.88	124,895
Gregory S. Lynds	03/28/14	3,847	124,989	01/15/14	11,715	29.88	124,895
Kevin E. Mayer	07/30/14	4,381	150,005	07/30/14	12,690	34.24	149,869
Wayne L. Jones	03/28/14	3,847	124,989	01/15/14	11,715	29.88	124,895
John D. Allegretto	03/28/14	1,847	60,009	01/15/14	5,623	29.88	59,947

(1)	This column shows the number of restricted stock units granted in fiscal 2014 to the Named Executive Officers. All of such restricted stock units vest in five equal annual installments.

(2)	The fair value of the restricted stock units is based on the closing stock price of our Common Stock on the date of grant.

(3)	The amounts in this column do not reflect amounts paid to or realized by the named individual for fiscal 2014. Instead, these amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB Codification Topic No. 718, Compensation-Stock Compensation. There is no guarantee that, if and when these awards are realized, they will have this or any other value.

(4)	This column shows the number of stock options granted in fiscal 2014 to the Named Executive Officers. All of such options vest in five equal annual installments and expire ten years from the date of grant.

(5)	This column reflects stock option grants which have an exercise price per share equal to the closing stock price of our Common Stock on the date of grant.

(6)	The fair value of options granted was estimated at the date of grant using a Black-Scholes option pricing model.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards for each Named Executive Officer that remained outstanding as of December 30, 2014.

Outstanding Equity Awards at December 30, 2014

	Stock Awards			Option Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gregory A. Trojan	12/03/12	17,498	880,149	12/03/12	97,864	146,798	(3)	34.29	12/03/22
	03/28/14	5,386	270,916	01/15/14	—	16.401	(7)	29.88	01/15/24
Gregory S. Levin	—	—	—	09/06/05	50,000	—		20.74	09/06/15
	—	—	—	01/03/07	8,000	—		19.96	01/03/17
	—	—	—	01/02/08	7,209	—		16.63	01/02/18
	—	—	—	12/30/09	13,186	—		18.86	12/30/19
	12/29/10	243	12,223	12/29/10	2,637	660	(4)	37.03	12/29/20
	01/04/12	614	30,884	01/04/12	1,116	1,674	(5)	45.32	01/04/22
	01/02/13	4,636	233,191	01/02/13	3,539	14,156	(6)	33.65	01/02/23
	03/28/14	3,847	193,504	01/15/14	—	11,715	(7)	29.88	01/15/24
Gregory S. Lynds	—	—	—	01/02/08	3,621	—		16.63	01/02/18
	—	—	—	12/31/08	6,000	—		10.11	12/31/18
	—	—	—	12/30/09	7,912	—		18.86	12/30/19
	12/29/10	243	12,223	12/29/10	2,637	660	(4)	37.03	12/29/20
	01/04/12	614	30,884	01/04/12	1,116	1,674	(5)	45.32	01/04/22
	01/02/13	4,636	233,191	01/02/13	3,539	14,156	(6)	33.65	01/02/23
	03/28/14	3,847	193,504	01/15/14	—	11,715	(7)	29.88	01/15/24
Kevin E. Mayer	07/30/14	4,381	220,364	07/30/14	—	12,690	(8)	34.24	07/30/24
Wayne L. Jones	—	—	—	02/17/09	31,151	—		11.68	02/17/19
John D. Allegretto	—	—	—	08/08/05	25,000	—		23.47	08/08/15
	—	—	—	01/03/07	2,500	—		19.96	01/03/17
	—	—	—	01/02/08	3,260	—		16.63	01/02/18
	—	—	—	12/31/08	7,200	—		10.11	12/31/18
	—	—	—	12/30/09	10,083	—		18.86	12/30/19
	12/29/10	189	9,507	12/29/10	2,052	513	(4)	37.03	12/29/20
	01/04/12	477	23,993	01/04/12	868	1,302	(5)	45.32	01/04/22
	01/02/13	1,427	71,778	01/02/13	1,089	4,356	(6)	33.65	01/02/23
	03/28/14	1,847	92,904	01/15/14	—	5,623	(7)	29.88	01/15/24

(1)	All restricted stock units vest in five equal annual installments.

(2)	The fair value of the restricted stock units is based on the closing stock price of our Common Stock on the date of grant.

(3)	The unexercisable options vest in five annual installments commencing December 3, 2013.

(4)	The unexercisable options vest in five annual installments commencing December 29, 2011.

(5)	The unexercisable options vest in five annual installments commencing January 4, 2013.

(6)	The unexercisable options vest in five annual installments commencing January 2, 2014.

(7)	The unexercisable options vest in five annual installments commencing January 15, 2015.

(8)	The unexercisable options vest in five annual installments commencing July 30, 2015.

Option Exercises and Stock Vested During Last Fiscal Year

The following table sets forth information concerning each exercise of stock options and vesting of stock awards during fiscal 2014 for each of the Named Executive Officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gregory A. Trojan	—	—	5,833	283,717
Gregory S. Levin	20,000	632,542	1,606	54,492
Gregory S. Lynds	—	—	1,606	54,492
Kevin E. Mayer	—	—	—	—
Wayne L. Jones	28,422	704,527	1,363	42,320
John D. Allegretto	30,000	548,721	704	25,484

Potential Payments upon Termination or Change in Control

The employment agreement with Mr. Trojan discussed elsewhere in this Proxy Statement contains severance arrangements providing for the payment of certain benefits if his employment is terminated, including termination following a change in control. In addition, in the event we terminate the employment of Mr. Levin, Mr. Mayer, or Mr. Allegretto without cause, each will be eligible to receive a severance payment of six months salary. Further, in the event we terminate the employment of Mr. Lynds without cause (including in connection with a change in control), he will be eligible to receive a severance payment of six months salary plus an additional month for every year he was employed by us (not to exceed an aggregate of 12 months).

We also have additional severance arrangements with certain other executive officers, pursuant to which the officer is eligible to receive a severance payment of no more than six months salary in the event we terminate the officer’s employment without cause. In addition, stock option awards granted to all employees generally provide for accelerated vesting or lapse of restrictions on awards if an employee’s employment is terminated within a year after a change in control, the acquiring company does not assume outstanding awards or substitute equivalent awards and other conditions are satisfied as described in the 2005 Equity Incentive Plan.

The following table describes the potential payments upon termination without cause or, after our change in control, termination without cause or termination for good reason for each Named Executive Officer:

Termination Without Cause or Termination for Good Reason

(including Termination following a Change in Control)

Name	Cash Payment ($)(1)	Acceleration of Vesting of Awards ($)(2)	Benefits and Perquisites ($)(3)
Gregory A. Trojan	850,000	3,836,210	—
Gregory S. Levin	195,000	961,814	6,363
Gregory S. Lynds	361,000	961,814	12,726
Kevin E. Mayer	165,000	424,166	4,516
Wayne L. Jones (4)	—	—	—
John D. Allegretto	134,000	398,823	6,363

(1)	Assumes termination and base salary payments as of December 30, 2014, for each executive.

(2)	Calculated based on a termination date of December 30, 2014, and the fair market value of our Common Stock as of the close on the last trading day of our fiscal year. Acceleration of vesting occurs only if termination without cause or by the Named Executive Officer for good reason occurs within one year following a change of control (as such terms are defined in our 2005 Equity Incentive Plan).

(3)	Reflects the continuation of health benefits following the termination of employment for the period specified above.

(4)	Mr. Jones’ service to the Company ended on November 7, 2014.

Non-Qualified Deferred Compensation

Selected key executives, including our Named Executive Officers, are eligible to participate in a deferred compensation plan. Under this plan, a participant may elect to defer annually the receipt of up to 50% of base salary and up to 100% of other approved compensation, and thereby delay taxation of these deferred amounts until actual payment of the deferred amount in future years. At the participant’s election, payments can be deferred until a specific date at least one year after the year of deferral or until termination of employment (subject to earlier payment in the event of a change of control), and can be paid in a lump sum or in up to ten annual installments. Separate deferral elections can be made for each year, and in limited circumstances, existing payment elections may be changed. The amounts deferred are credited to accounts that mirror the gains and/or losses of several different publicly-available investment funds, based on the participant’s election. In 2014, the rate of return for these accounts provided a rate of return ranging from 0% to 15%.

We are not required to make any contributions to this plan and have unrestricted use of any amounts deferred by participants. Although we have established a “Rabbi Trust” to invest funds equal in amount to compensation that has been deferred, the deferred compensation plan is an unfunded, nonqualified plan, for which the benefits are to be paid out of our general assets and subject to forfeiture in the event of bankruptcy or liquidation. The plan is subject to the requirements of Section 409A of the Internal Revenue Code, and if a participant is considered a “specified employee” on his or her separation date, Section 409A requires the delay of payments for six months after such date.

The following table shows contributions and earnings during fiscal 2014 and the account balances as of December 30, 2014, (the last business day of 2014) for our Named Executive Officers under the deferred compensation plan.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in 2014 ($)(1)	Company Contributions in 2014 ($)	Aggregate Earnings in 2014 ($)	Aggregate Withdrawals/ Distributions in 2014 ($)	Aggregate Balance at Last Fiscal Year-End ($)
Gregory A. Trojan	212,500	—	19,980	—	459,878
Gregory S. Levin	21,647	—	8,632	—	198,173
Gregory S. Lynds	—	—	—	—	—
Kevin E. Mayer	—	—	—	—	—
Wayne L. Jones	79,294	—	28,105	—	780,768
John D. Allegretto	32,123	—	5,130	—	144,170

(1)	These amounts represent the executive’s contributions during fiscal 2014, and are included in the “Salary” column in the Summary Compensation Table for fiscal 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Related Parties

Jacmar Companies.  As of December 30, 2014, we believe that Jacmar Companies and their affiliates (collectively referred to herein as “Jacmar”) owned approximately 12.0% of our outstanding Common Stock. In addition, Mr. Dal Pozzo, the Chief Executive Officer of Jacmar, is a member of our Board of Directors. Jacmar, through its affiliation with DMA, is currently our largest supplier of food, beverage, paper products and supplies. We began using DMA for our national foodservice distribution in July 2006. In July 2012, we finalized a new five-year agreement with DMA, after conducting another extensive competitive bidding process. Jacmar services our restaurants in California and Nevada, while other DMA distributors service our restaurants in all other states. We also understand that Jacmar and its affiliates are the controlling shareholders of the Shakey’s pizza parlor chain. We believe that Jacmar sells products to us at prices comparable to those offered by unrelated third parties based on our competitive bidding process. Jacmar supplied us with $86.7 million, $82.8 million, and $78.0 million of food, beverage, paper products and supplies for fiscal 2014, 2013, and 2012, respectively, which represents 21.9%, 22.6%, and 23.9% of our total costs of sales and operating and occupancy costs, respectively. We had trade payables related to these products of $4.0 million and $4.8 million, at December 30, 2014 and December 31, 2013, respectively. Jacmar does not provide us with any produce, liquor, wine or beer products, all of which are provided by other vendors and are included in total cost of sales. The Board of Directors has reviewed the terms of the agreements relating to pricing between Jacmar and us and believes that the terms are at least as favorable as or more favorable than we could obtain from another third party offering comparable goods and services.

Consulting Agreement with Gerald (“Jerry”) W. Deitchle.  Effective February 1, 2013, we entered into a Consulting Agreement with Mr. Deitchle. Pursuant to the terms of the Consulting Agreement, during the period from July 1, 2013, until the earlier of (i) termination of Mr. Deitchle’s service as a member of our Board of Directors, (ii) thirty (30) days following delivery of notice of termination by us or Mr. Deitchle, or (iii) immediately upon Mr. Deitchle’s death or disability, Mr. Deitchle will receive a fee of $1,000 per month for consulting services relating to new restaurant site selection and such other services as may be mutually agreed. In the event that such services are expected to exceed more than four hours per month, an appropriate daily fee will be negotiated. In addition, in connection with Mr. Deitchle’s retirement as an employee and officer, the Compensation Committee extended the exercise period of Mr. Deitchle’s fully vested option to purchase 275,000 shares of our Common Stock, dated January 14, 2005, originally granted under our 1996 Stock Option Plan. The exercise period was extended to February 1, 2014, and was subsequently extended to January 10, 2015, in exchange for Mr. Deitchle agreeing to forego any equity award he would otherwise have been entitled to receive as a non-employee director in January 2014. In addition, we agreed to allow Mr. Deitchle and his spouse to participate in group health insurance coverage through December 31, 2017.

Procedures for Approval of Related Party Transactions

To the extent that any “related-person transaction” is proposed, it is our policy that the Board or a committee designated by the Board (in each case without the participation of the related person in question) will review the material facts of the related-person transaction and either approve, ratify, reject, rescind or take other appropriate action with respect to the transaction. In considering related-person transactions, the Board takes into account the relevant available facts and circumstances including, but not limited to (i) the risks, costs and benefits to the Company, (ii) the impact on a director’s independence if the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. We do not currently have a written policy with respect to consideration of related-person transactions although certain aspects of such types of transactions are the subject of our Code of Integrity, Ethics and Conduct.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us.

To our knowledge, based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe all filings required to be made by our executive officers, directors and greater than 10% beneficial owners under Section 16 of the Securities Exchange Act of 1934 were made on a timely basis except as set forth below. Based on the information provided to us by the persons or entities indicated:

•	Gregory A. Trojan did not file a timely Form 4 with respect to his annual equity grant on January 14, 2014. Mr. Trojan subsequently filed the required Form 4 on February 4, 2014.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Requirements for Shareholder Proposals to be Considered for Inclusion in Our Proxy Materials.  In order for a shareholder proposal to be included in the Board of Directors’ Proxy Statement for the next Annual Meeting of Shareholders, such proposal must be received at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647, Attention: Corporate Secretary, no later than the close of business on December 31, 2015.

Requirements for Shareholder Proposals and Nominations to be Brought Before the Annual Meeting.  Our bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy statement for that meeting. Under our bylaws, nominations for director or other business proposals to be addressed at our 2016 Annual Meeting may be made by a shareholder entitled to vote who has delivered a notice to our Corporate Secretary at the address indicated above no later than the close of business on February 28, 2016, and no earlier than January 29, 2016. This notice must contain the information required by our bylaws. In the event that the 2016 Annual Meeting is called for a date that is not within thirty days of June 2, 2016, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth day following the date on which announcement of the date of the 2016 Annual Meeting is first made.

These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. Under SEC Rule 14a-8, in order to be eligible for inclusion in next year’s proxy statement and proxy card, shareholder proposals must be received by our Corporate Secretary at the address indicated above no later than the close of business on December 31, 2015.

The proxy solicited by the Board of Directors for the 2016 Annual Meeting of Shareholders will confer discretionary authority to vote on any proposal presented by a shareholder at that meeting for which we have not been provided with notice on or prior to March 15, 2016. If the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on such shareholder proposal or nomination.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to Shareholders containing our Consolidated Financial Statements for the fiscal year ended December 30, 2014, has been mailed concurrently herewith. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to us.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K, as filed with the SEC (exclusive of Exhibits), will be furnished by first class mail without charge to any person from whom the accompanying proxy is solicited upon written request to: BJ’S RESTAURANTS, INC., 7755 CENTER AVENUE, SUITE 300, HUNTINGTON BEACH, CALIFORNIA 92647, ATTENTION: CORPORATE SECRETARY. If exhibit copies are requested, a copying charge of $.20 per page may be required.

By Order of the Board of Directors,

Gerald W. Deitchle	Gregory A. Trojan
Chairman of the Board	President and Chief Executive Officer

April 24, 2015

Huntington Beach, California

Appendix A

BJ’S RESTAURANTS, INC.

2005 EQUITY INCENTIVE PLAN

(As amended, subject to shareholder at 2015 Annual Meeting)

PART I.

PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

SECTION 1.  PURPOSE OF THE PLAN.  The purposes of this Plan are (a) to promote the growth and success of the Company’s business, and (b) to attract and retain the most talented Employees, Officers, Directors and Consultants available, (i) by aligning the long-term interests of Employees, Officers, Directors and Consultants with those of the shareholders by providing an opportunity to acquire an equity interest in the Company and (ii) by providing both rewards for exceptional performance and long term incentives for future contributions to the success of the Company and its Subsidiaries.

The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, SARs, and Performance Compensation Awards (Shares and Units) at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in the Plan, such as continued employment or satisfaction of performance criteria.

The Committee may elect to establish sub-plans or procedures governing the grants to Employees, Officers Directors and Consultants and this Plan will serve as the framework for any such sub-plans. The awards granted under the Former Plan shall continue to be administered under the Former Plan until such time as those options are exercised, expire or become unexercisable for any reason.

SECTION 2.  DEFINITIONS.  As used herein, the following definitions shall apply:

(a)  “ACTIVE STATUS” shall mean (i) for Employees, the absence of any interruption or termination of service as an Employee; provided, that the Board or Committee, in its sole discretion, may determine that Active Status may continue if an Employee becomes a Consultant immediately following termination of or interruption of service as an Employee, in which case Active Status shall thereafter be determined in accordance with clause (iii) below, (ii) for Directors, that the Director has not been removed from the Board for Misconduct and the Director has not failed to be reelected by the shareholders following a Board determination of Misconduct by such Director, and (iii) for Consultants, the absence of any interruption, expiration, or termination of such person’s consulting or advisory relationship with the Company or any Subsidiary or the occurrence of any termination event as set forth in such person’s Award Agreement. Active Status shall not be considered interrupted (A) for an Employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time, and (B) for a Consultant, in the case of any temporary interruption in such person’s availability to provide services to the Company or any Subsidiary which has been granted in writing by an authorized Officer of the Company. Whenever a mandatory severance period applies under applicable law with respect to a termination of service as an Employee, Active Status shall be considered terminated upon such Employee’s receipt of notice of termination in whatever form prescribed by applicable law.

(b)  “AWARD” shall mean any award or benefits granted under the Plan, including Options, Restricted Stock, Restricted Stock Units, SARs, Performance Shares and Performance Units.

(c)  “AWARD AGREEMENT” shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(d)  “BENEFICIAL OWNERSHIP” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(e)  “BOARD” shall mean the Board of Directors of the Company.

(f)  “CHANGE OF CONTROL” shall mean the first day that any one or more of the following conditions shall have been satisfied:

(i)  the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

(ii)  an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities of the Company, other than a Board-approved transaction;

(iii)  during any 36-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided however that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 36-month period, shall be deemed to have satisfied such 36-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of or with the approval of at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv)  a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

(g)  “CODE” shall mean the Internal Revenue Code of 1986, as amended.

(h)  “COMMITTEE” shall mean the Compensation Committee appointed by the Board.

(i)  “COMMON STOCK” shall mean the common stock of the Company, no par value per share.

(j)  “COMPANY” shall mean BJ’s Restaurants, Inc., a California corporation, and any successor thereto.

(k)  “CONSULTANT” shall mean any person, except an Employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

(l)  “DIRECTOR” shall mean a member of the Board.

(m)  “DISABILITY” shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “Disability” as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term “Disability” as used in this Plan shall have the same meaning as set forth under the Company’s long-term disability plan applicable to the Participant as may be amended from time to time, and in the event the Company does not maintain any such plan with respect to a Participant, a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing his or her usual and customary employment with the Company or a Subsidiary, as the case may be, for a period of not less than 120 days or such other period as may be required by applicable law.

(n)  “EFFECTIVE DATE” shall mean the date on which the Company’s shareholders have first approved this Plan in accordance with applicable Nasdaq rules.

(o)  “EMPLOYEE” shall mean any person, including an Executive Officer or Officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not Employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U.S. Department of Labor, or other person or entity as, common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

(p)  “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.

(q)  “EXECUTIVE OFFICERS” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

(r)  “FAIR MARKET VALUE” shall mean the closing price per share of the Common Stock on Nasdaq as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system, or at the discretion of the Committee in the case that the Company ceases to be publicly traded.

(s)  “ASC 718” shall mean Accounting Standards Codification 718 – “Compensation – Stock Compensation” as promulgated by the Financial Accounting Standards Board.

(t)  “FORMER PLAN” shall mean the BJ’s Restaurants, Inc. Amended and Restated 1996 Stock Option Plan, as amended.

(u)  “GOVERNANCE AND NOMINATION COMMITTEE” shall mean the Governance and Nomination Committee appointed by the Board.

(v)  “INCENTIVE STOCK OPTION” shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w)  “INDEPENDENT DIRECTOR” shall mean a Director who: (1) meets the independence requirements of Nasdaq, or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system; (2) qualifies as an “outside director” under Section 162(m) of the Code; (3) qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act; and (4) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Employees.

(x)  “MAXIMUM ANNUAL PARTICIPANT AWARD” shall have the meaning set forth in Section 6(b).

(y)  “MISCONDUCT” shall mean any of the following; provided, however, that with respect to Non-Employee Directors “Misconduct” shall mean subsection (viii) only:

(i)  any material breach of an agreement between the Participant and the Company or any Subsidiary;

(ii)  willful unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary by the Participant;

(iii)  the Participant’s continued willful and intentional failure to satisfactorily perform Participant’s essential responsibilities;

(iv)  material failure of the Participant to comply with rules, policies or procedures of the Company or any Subsidiary as they may be amended from time to time, including, without limitation, failure to comply with (1) the Company’s Code of Ethics and Code of Conduct, (2) policies and procedures of the Company relating to use and maintenance of facilities and equipment, or (3) policies and procedures of the Company relating to the occurrence, reporting or investigation of any harassment or discrimination allegations or complaints;

(v)  Participant’s dishonesty, fraud or gross negligence related to the business or property of the Company or any Subsidiary;

(vi)  personal conduct that is materially detrimental to the business of the Company or any Subsidiary;

(vii)  conviction of or plea of nolo contendere to a felony;

(viii)  in the case of Non-Employee Directors, (1) the removal from the Board for cause in accordance with the provisions of Section 302 of the California Corporations Code, (2) the removal from the Board as a result of a shareholder suit in accordance with the provisions of Section 304 of the California Corporations Code, (3) the determination by at least a majority of the disinterested members of the Board that such Non-Employee Director has materially breached his or her fiduciary duties or duties of loyalty to the Company or has grossly abused such Non-Employee Director’s authority with respect to the Company, (4) the determination by at least a majority of the disinterested members of the Board that such Non-Employee Director has committed fraudulent or dishonest acts which have or could reasonably be expected to have a material adverse effect on the Company, or (5) the determination by at least a majority of the disinterested members of the Board that such Non-Employee Director has materially failed to comply with rules, policies or procedures of the Company applicable to Non-Employee Directors, as they may be amended from time to time;

(ix)  intentional or negligent acts or omissions that cause the Company or any Subsidiary to be subject to a fine, citation, shut down, or other disciplinary action by any federal, state or local governmental agency, including, without limitation, any agency regulating health, occupational safety, alcoholic beverage control or immigration;

(x)  Participant’s inducing any customer or supplier to break or terminate any contract with the Company or any Subsidiary;

(xi)  Participant’s inducing any principal for whom the Company or any Subsidiary acts as an agent to terminate such agency relationship;

(xii)  causes a fire, explosion or other catastrophic event involving the facilities or equipment of the Company or any Subsidiary that could have been reasonably avoided by following the established policies of the Company or any Subsidiary;

(xiii)  Participant’s solicitation of any of the Company’s agents or employees to provide services to any other business or entity; or

(xiv)  with respect to any Participant whose employment with the Company or a Subsidiary is subject to the terms of an effective employment or consulting agreement that includes a definition of “Cause,” conduct by Participant that constitutes “Cause.”

(z)  “NASDAQ” shall mean The Nasdaq Stock Market, Inc.

(aa)  “NON-EMPLOYEE DIRECTOR” shall mean a Director who is not an Employee.

(bb)  “NONQUALIFIED STOCK OPTION” shall mean an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(cc)  “OFFICER” shall mean any Executive Officer of the Company as well as any president, vice president, secretary or treasurer duly appointed by the Board, or any other person designated as an officer by the Board or by the Bylaws of the Company.

(dd)  “OPTION” shall mean a stock option granted pursuant to Section 10 of the Plan, including a Nonqualified Stock Option and an Incentive Stock Option.

(ee)  “OPTIONEE” shall mean a Participant who has been granted an Option.

(ff)  “PARENT” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg)  “PARTICIPANT” shall mean an Employee, Officer, Director or Consultant granted an Award.

(hh)  “PERFORMANCE COMPENSATION AWARD” means any Awards designated by the Committee as a Performance Compensation Award pursuant to Section 13 of the Plan, including Performance Shares and Performance Units.

(ii)  “PERFORMANCE CRITERIA” shall mean one or more of the following (as selected by the Committee) criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Award under the Plan: (i) cash flow; (ii) earnings per share, including as adjusted (A) to exclude the impact of any (1) significant acquisitions or dispositions of businesses by the Company, (2) one-time, non-operating charges, or (3) accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority); and (B) for any stock split, stock dividend or other recapitalization; (iii) earnings before interest, taxes, and amortization; (iv) return on equity; (v) total shareholder return; (vi) share price performance; (vii) return on capital; (viii) return on assets or net assets; (ix) revenue; (x) income; (xi) operating income; (xii) operating profit; (xiii) profit margin; (xiv) return on operating revenue; (xv) return on invested capital; (xvi) market price; (xvii) brand recognition/acceptance; (xviii) customer satisfaction; (xix) productivity; or (xx) sales growth and volume.

(jj)  “PERFORMANCE FORMULA” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which a

Performance Compensation Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Goals. Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(kk)  “PERFORMANCE GOAL” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based on the Performance Criteria. Performance Goals may be established based on Performance Criteria with respect to the Company or any of its Subsidiaries, divisions or operational units, or any composition thereof.

(ll)  “PERFORMANCE PERIOD” means one or more periods of time as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of a Performance Compensation Award.

(mm)  “PERFORMANCE SHARE” means a Performance Compensation Award granted pursuant to Section 13 of the Plan that is denominated in a specified number of Shares, which Shares or their future cash equivalent (or a combination of both) may be paid to the Participant upon achievement of applicable Performance Goals during the relevant Performance Period as the Committee shall establish.

(nn)  “PERFORMANCE UNIT” means a Performance Compensation Award granted pursuant to Section 13 of the Plan that has a dollar value set by the Committee (or that is determined by reference to a Performance Formula), which value may be paid to the Participant in cash, in Shares, or such combination of cash and Shares as the Committee may determine in its sole discretion, upon achievement of applicable Performance Goals during the relevant Performance Period as the Committee shall establish.

(oo)  “PLAN” shall mean this BJ’s Restaurants, Inc. 2005 Equity Incentive Plan, including any amendments thereto.

(pp)  “REPRICE” shall mean (i) the adjustment or amendment of the exercise price of Options or SARs previously awarded whether through amendment, cancellation, replacement of grants or any other means, or (ii) the repurchase of outstanding Options for cash at a time when the exercise price of the repurchased Options is above the Fair Market Value of the underlying Common Stock.

(qq)  “RESIGNATION (OR RESIGN) FOR GOOD REASON” shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “Resignation for Good Reason” (or similar terms) as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect, or (ii) in all other cases, any voluntary termination by written resignation of the Active Status of any Officer or Employee of the Company after a Change of Control because of: (1) a material reduction in the Officer’s or Employee’s authority, responsibilities or scope of employment; (2) an assignment of duties to the Officer or Employee inconsistent with the Officer’s or Employee’s role at the Company (including its Subsidiaries) prior to the Change of Control, (3) a reduction in the Officer’s base salary; (4) solely with respect to an Officer, a material adverse change in such Officer’s reporting relationship, (5) a material reduction in the Officer’s or Employee’s benefits unless such reduction applies to all Officers or Employees of comparable rank; or (6) the relocation of the Officer’s or Employee’s primary work location more than fifty (50) miles from the Officer’s primary work location prior to the Change of Control; provided that the Officer’s or Employee’s written notice of voluntary resignation must be tendered within one (1) year after the Change of Control, and shall specify which of the events described in (1) through (6) resulted in the resignation.

(rr)  “RESTRICTED STOCK” shall mean a grant of Shares pursuant to Section 11 of the Plan.

(ss)  “RESTRICTED STOCK UNITS” shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to Section 11 of the Plan.

(tt)  “RETIREMENT” shall mean, with respect to any Non-Employee Director, ceasing to be a Director pursuant to election by the Company’s shareholders or by voluntary resignation with the approval of the Board’s Chairman (or a majority of the disinterested members of the Board) after having served continuously on the Board for at least six years.

(tt)  “SAR” shall mean a stock appreciation right awarded pursuant to Section 12 of the Plan.

(uu)  “SEC” shall mean the Securities and Exchange Commission.

(vv)  “SHARE” shall mean one share of Common Stock, as adjusted in accordance with Section 5 of the Plan.

(ww) “STAND-ALONE SARS” shall have the meaning set forth in Section 12(b) of the Plan.

(xx)  “SUBCOMMITTEE” shall have the meaning set forth in Section 3(d).

(yy)  “SUBSIDIARY” shall mean (1) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of a Nonqualified Stock Option, Restricted Stock, a Restricted Stock Unit, SAR, Performance Shares, or Performance Units, in addition to a subsidiary corporation as defined in (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

SECTION 3.  ADMINISTRATION OF THE PLAN.

(a)  AUTHORITY.  The Plan shall be administered by the Committee. The Committee shall have full and exclusive power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee’s power to administer the Plan, and actions the Committee takes under the Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors of the Company.

(b)  POWERS OF THE COMMITTEE.  Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

(i)  to grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, SARs, Performance Shares, Performance Units and any other Awards authorized under this Plan to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price and unit price, and to modify or amend each Award, with the consent of the Participant when required;

(ii)  to determine the Participants, to whom Awards, if any, will be granted hereunder, the timing, vesting and exercisability of such Awards, and the number of Shares to be represented by each Award;

(iii)  to construe and interpret the Plan and the Awards granted hereunder;

(iv)  to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement;

(v)  to establish performance criteria for Awards made pursuant to the Plan in accordance with a methodology established by the Committee, and to determine whether performance goals have been attained;

(vi)  to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vii)  to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee;

(viii)  to establish sub-plans, procedures or guidelines for the grant of Awards to Employees, Executive Officers, Officers, Directors, Non-Employee Directors and Consultants; and

(ix)  to make all other determinations deemed necessary or advisable for the administration of the Plan;

Provided that, no consent of a Participant is necessary under clauses (i) or (vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

(c)  EFFECT OF COMMITTEE’S DECISION.  All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any shareholder and all other persons.

(d)  DELEGATION.  Consistent with the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate (i) to one or more separate committees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a “Subcommittee”), or (ii) to an Executive Officer of the Company, the ability to grant Awards and take the other actions described in Section 3(b) with respect to Participants who are not Executive Officers, and such actions shall be treated for all purposes as if taken by the Committee; provided that the grant of Awards shall be made in accordance with parameters established by the Committee. Any action by any such Subcommittee or Executive Officer within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

(e)  ADMINISTRATION.  The Committee may delegate the administration of the Plan to an Officer or Officers of the Company, and such administrator(s) may have the authority to directly, or under their supervision, execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(f)  INDEMNIFICATION.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, any person(s) acting as administrator(s) and each of the administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the administrator(s) or any of such administrator’s consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the administrator(s) or any of such administrator’s consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the administrator(s) or any of such administrator’s consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such administrator(s) or any of such administrator’s consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such administrator(s) or any of such administrator’s consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

SECTION 4.  SHARES SUBJECT TO THE PLAN.

(a)  RESERVATION OF SHARES.  The shares of Common Stock reserved under this Plan will include reserved shares of Common Stock as to which an option award granted has been forfeited or terminated without exercise under the Former Plan plus an additional Five Million Nine Hundred Fifty Thousand (5,950,000) shares of Common Stock (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares), all of which may be granted as Incentive Stock Options under the Plan. The aggregate number of Shares available for issuance under the Plan will be reduced by one Share for each Share delivered in settlement of an Option and by one and one-half (1.5) Shares for each Share delivered in settlement of any Award of Restricted Stock, Restricted Stock Units, SARs, or Performance Shares or Performance Units unless a greater reduction is specified by the Committee with respect to a specific Award grant. If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Awards under the Plan. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Former Plan on the Effective Date that later cease to be subject to such awards for any reason other than such awards having been exercised, subject to adjustment from time to time as provided in Section 5, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant and issuance under the Former Plan, but shall be available for issuance under the Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)  TIME OF GRANTING AWARDS.  The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

(c)  SECURITIES LAW COMPLIANCE.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(d)  SUBSTITUTIONS AND ASSUMPTIONS.  The Board or the Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

SECTION 5.  ADJUSTMENTS TO SHARES SUBJECT TO THE PLAN.  If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan and (iii) the Maximum Annual Participant Award. The Committee may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend, if any. In determining adjustments to be made under this Section 5, the Committee may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, binding and conclusive. For purposes of this Section 5, conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

PART II.

TERMS APPLICABLE TO ALL AWARDS

SECTION 6.  GENERAL ELIGIBILITY.

(a)  AWARDS.  Awards may be granted to Participants who are Employees, Directors or Consultants; provided however that Incentive Stock Options may only be granted to Employees.

(b)  MAXIMUM ANNUAL PARTICIPANT AWARD.  The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 500,000 shares of Common Stock (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares).

(c)  NO EMPLOYMENT/SERVICE RIGHTS.  Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an Employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without cause.).

(d)  AWARDS TO NON-EMPLOYEE DIRECTORS; CONTINUATION OF AUTOMATIC GRANTS.  The aggregate number of Shares with respect to which Awards may be granted to Non-Employee Directors under the Plan shall be 2,000,000 shares of Common Stock (increased proportionately in the event of any stock split or stock dividend with respect to the Shares). Unless and until amended or terminated by the Board, the Committee or the Governance and Nomination Committee thereof, (i) upon initially joining the Board, each Non-Employee Director shall receive an Option to acquire an aggregate of 25,000 shares of Common Stock (adjusted proportionately in the event of any stock split or stock dividend on the Common Stock) at an exercise price equal to Fair Market Value on the date of grant (the “Initial Director Grant”), and (ii) on January 15 of each year, each Non-Employee Director the serving on the Board shall receive an annual grant of Stock Options valued at $40,000 (using such valuation methodology as the Board or the Committee shall determine) (the “Annual Director Grant”). Unless and until otherwise determined by the Board, the Committee or the Governance and Nomination Committee thereof, and subject to the accelerated vesting provisions in Section 10(d) (i) the Initial Director Grant shall vest one-half per year on each of the first and second year anniversary of the grant date, and (ii) the Annual Director Grant shall vest one-third per year on each of the first three yearly anniversaries following the grant date. Unless otherwise determined by the Board or the Committee, all Non-Employee Directors shall be eligible to receive the automatic Award grants contemplated by this Section 6(d). The Board, the Committee or the Governance and Nomination Committee reserves the right to periodically evaluate and change the amount or type of automatic Award grants made to Non-Employee Directors pursuant to this Section 6(d).

(e)  COMPLIANCE WITH SECTION 409A.  It is the intention of this Plan that any Awards granted hereunder shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board or Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. In the event that an Award is determined to constitute “nonqualified deferred compensation” that would be subject to the additional tax under Section 409A(a)(1)(B) of the Code (or any successor provisions), the Committee shall have the authority to impose such additional conditions as it deems necessary to avoid the imposition of the additional tax. Notwithstanding anything to the contrary set forth in this Plan, the Company shall have no liability to any Participant or any other person (i) if an Award does not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code or (ii) for any other unexpected tax consequence affecting any Participant or other person due to the receipt or settlement of any Award granted hereunder.

SECTION 7.  PROCEDURE FOR EXERCISE OF AWARDS; RIGHTS AS A SHAREHOLDER.

(a)  PROCEDURE.  An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 10(a), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of the Plan.

(b)  METHOD OF PAYMENT.  The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including the method of payment, shall be determined by the Committee at the time of settlement and which forms may include: (i) with respect to an Option and subject to any restrictions or limitations imposed under applicable law, a request that the Company or the designated brokerage firm conduct a cashless exercise of the Option; (ii) cash; and (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time. Shares used to pay the exercise price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate exercise price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

(c)  WITHHOLDING OBLIGATIONS.  To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option, Nonqualified Stock Option, SAR, Restricted Stock or Restricted Stock Units, Performance Shares, Performance Units or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

(d)  SHAREHOLDER RIGHTS.  Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(e)  NON-TRANSFERABILITY OF AWARDS.  An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

SECTION 8.  EXPIRATION OF AWARDS.

(a)  EXPIRATION, TERMINATION OR FORFEITURE OF AWARDS.  Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

(i)  three (3) months after the effective date of termination of Active Status for a Participant other than a Non-Employee Director, other than in circumstances covered by (ii), (iii), or (iv) below; or six (6) months after the date a Non-Employee Director ceases to be a Director or Consultant other than in circumstances covered by (ii) and (iv) below:

(ii)  immediately upon termination of a Participant’s Active Status for Misconduct;

(iii)  twelve (12) months after the date on which a Participant other than a Non-Employee Director ceased performing services as a result of his or her total and permanent Disability; and

(iv)  twelve (12) months after the date of the death of a Participant whose Active Status terminated as a result of his or her death.

(b)  EXTENSION OF TERM.  Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Option, other than an Incentive Stock Option, or SAR in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option or SAR beyond the date on which the Option or SAR would have expired if no termination of the Employee’s Active Status had occurred).

SECTION 9.  EFFECT OF CHANGE OF CONTROL.  Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

(a)  ACCELERATION.  Awards of a Participant shall be Accelerated (as defined in Section 9(b) below) as follows:

(i)  With respect to Non-Employee Directors, upon the occurrence of a Change of Control described in Section 2(f);

(ii)  With respect to any Employee, upon the occurrence of a Change of Control described in Section 2(f)(i);

(iii)  With respect to any Employee who Resigns for Good Reason or whose Active Status is terminated for reasons other than Misconduct, so long as such resignation or termination occurs within one year after a Change of Control described in Section 2(f)(ii), (iii) or (iv); and

(iv)  With respect to any Employee, upon the occurrence of a Change of Control described in Section 2(f)(iv) in connection with which each Award is not assumed or an equivalent award substituted by such successor entity or a parent or subsidiary of such successor entity.

(b)  DEFINITION.  For purposes of this Section 9, Awards of a Participant being “Accelerated” means, with respect to such Participant:

(i)  any and all Options and SARs shall become fully vested and immediately exercisable, and shall remain exercisable for the greater of (1) the time period specified in the original Award (but subject to termination upon termination of Active Status in accordance with the terms of the original Award) or, (2) one year following the date of such acceleration;

(ii)  any restriction periods and restrictions imposed on Restricted Stock or Restricted Stock Units that are not performance-based shall lapse;

(iii)  any restriction periods and restrictions imposed on Restricted Stock, Restricted Stock Units, and Performance Compensation Awards that are performance-based shall lapse, unless such performance-based Awards remain outstanding after the Change of Control (or are assumed by any successor entity) and the applicable Performance Criteria can be accurately tracked following the Change of Control; and

(iv)  the restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

PART III.

SPECIFIC TERMS APPLICABLE TO OPTIONS, STOCK AWARDS AND SARS

SECTION 10.  GRANT, TERMS AND CONDITIONS OF OPTIONS.

(a)  DESIGNATION.  Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Options shall be taken into account in the order in which they were granted.

(b)  TERMS OF OPTIONS.  The term of each Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the date of grant.

(c)  OPTION EXERCISE PRICES.

(i)  The per Share exercise price under an Incentive Stock Option shall be as follows:

(A)  If granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)  If granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)  The per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)  In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without shareholder approval.

(d)  VESTING.  Unless otherwise provided in the applicable Award Agreement, to the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the date of the Optionee’s Disability or termination of such Optionee’s Active Status for reasons other than Retirement or death of a Non-Employee Director, in which cases such Options shall immediately vest in full.

(e)  EXERCISE.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as are permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

SECTION 11.  GRANT, TERMS AND CONDITIONS OF STOCK AWARDS.

(a)  DESIGNATION.  Restricted Stock or Restricted Stock Units may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 5. After the Committee determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. Restricted Stock Units may be paid as permitted by Section 7(b). The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Committee.

(b)  PERFORMANCE BASED STOCK AWARDS.  The Committee may elect to grant Restricted Stock and/or Restricted Stock Units that are intended to qualify as “performance based compensation” under Section 162(m) of the Code. Any such performance based Restricted Stock and Restricted Stock Units shall be subject to the attainment of Performance Goals relating to Performance Criteria selected by the Committee and specified at the time such Restricted Stock and/or Restricted Stock Units are granted.

(c)  VESTING.  Subject to the provisions of Section 9 of this Plan, unless the Board or Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying Restricted Stock or Restricted Stock Units upon the termination of a Participant’s Active Status for reasons other than Retirement or death of a Non-Employee Director, in which case such Awards shall immediately vest in full; provided, however, that in no case shall any Award Agreement provide for the vesting of performance-based Restricted Stock or performance-based Restricted Stock Units prior to the expiration of one year following the applicable grant date. The Committee shall be bound to administer Awards of Restricted Stock or Restricted Stock Units that are not performance-based with a minimum vesting period of at least three years.

SECTION 12.  GRANT, TERMS AND CONDITIONS OF SARS.

(a)  GRANTS.  The Committee shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Participants. The terms of SARs shall be at the discretion of the Committee. In no event shall the Board or the Committee be permitted to Reprice a SAR after the date of grant without shareholder approval.

(b)  STAND-ALONE SARS.

(i)  A Participant may be granted stand-alone stock appreciation rights (“Stand-Alone SARs”) that are not tied to any underlying Option under Section 10 of the Plan. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

(ii)  The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Committee at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.

(iii)  The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

(c)  EXERCISED SARS.  The Shares issued in settlement of any SARs exercised under this Section 12 shall not be available for subsequent issuance under the Plan. In accordance with Section 4, Shares underlying any exercised SARs that were not issued in settlement of the SAR shall become available for future issuance under the Plan.

SECTION 13.  GRANT, TERMS AND CONDITIONS OF PERFORMANCE COMPENSATION AWARDS.

(a)  GRANTS.  The Committee shall have the full power and authority, exercisable in its sole discretion, to grant Performance Compensation Awards in the form of Performance Units or Performance Shares to Employees (including Officers) and shall evidence such grant in an Award Agreement that is delivered to the Participant setting forth the terms and conditions of the Award. The Committee may, at the time of grant of a Performance Compensation Award, designate such Award as a Performance Compensation Award in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m).

(b)  ELIGIBILITY.  The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 13. Moreover, designation of a Participant eligible to receive a Performance Compensation Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive a Performance Compensation Award hereunder in any subsequent Performance

Period and designation of one person as a Participant eligible to receive a Performance Compensation Award hereunder shall not require designation of any other person as a Participant eligible to receive a Performance Compensation Award hereunder in such period or in any other period.

(c)  DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE COMPENSATION AWARDS.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(d)  MODIFICATION OF PERFORMANCE GOALS.  The Committee is authorized at any time during the first ninety (90) days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company (to the extent applicable to such Performance Goal) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company (to the extent applicable to such Performance Goal), or the financial statements of the Company (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(e)  PAYMENT OF PERFORMANCE COMPENSATION AWARDS.

(i)  A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to a Participant whose Active Status as an employee has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(ii)  A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for such period are achieved and certified by the Committee in accordance with Section 13(e)(iii) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(iii)  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period.

(iv)  [Intentionally omitted]

(v)  The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 13(e)(iii), unless the Committee shall determine that any Performance Compensation Award shall be deferred.

(vi)  In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, or (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)).

PART IV.

TERM OF PLAN AND SHAREHOLDER APPROVAL

SECTION 14.  TERM OF PLAN.  The Plan shall become effective as of the Effective Date. The Plan shall continue in effect until the (i) 10th yearly anniversary of the Effective Date; provided, however, that upon approval of the plan amendments proposed at the 2015 Annual Meeting of Shareholders, the Plan shall continue in effect until midnight on June 30, 2024, or (ii) until terminated under Section 15 of the Plan or extended by an amendment approved by the shareholders of the Company pursuant to Section 15(a).

SECTION 15.  AMENDMENT AND TERMINATION OF THE PLAN.

(a)  AMENDMENT AND TERMINATION.  The Board or the Committee may amend or terminate the Plan from time to time in such respects as the Board may deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided that to the extent required by the Code or the rules of Nasdaq or the SEC, shareholder approval shall be required for any amendment of the Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the Plan or any Award Agreement.

(b)  PARTICIPANTS IN FOREIGN COUNTRIES.  The Committee shall have the authority to adopt such modifications, procedures, and sub-plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(c)  EFFECT OF AMENDMENT OR TERMINATION.  Any amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

SECTION 16.  SHAREHOLDER APPROVAL.  The effectiveness of the Plan, or any amendment thereof requiring approval of the shareholders of the Company, is subject to approval by the shareholders of the Company in accordance with applicable Nasdaq rules.

NNNNNNNNNNNN BJ’S RESTAURANTS, INC. MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week! ADD 1 Instead of mailing your proxy, you may choose one of the voting ADD 2 methods outlined below to vote your proxy. ADD 3 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 4 NNNNNNNNN ADD 5 Proxies 11:00 p. m. submitted , Pacific Time, by the on Internet June 1, or 2015. telephone must be received by ADD 6 Vote by Internet • Go to www.investorvote.com/BJRI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: For Withhold Abstain For Withhold Abstain For Withhold Abstain + 01 - PETER A. BASSI 02 - LARRY D. BOUTS 03 - JAMES A. DAL POZZO 04 - GERALD W. DEITCHLE 05 - NOAH A. ELBOGEN 06 - MARK A. MCEACHEN 07 - WESLEY A. NICHOLS 08 - LEA ANNE S. OTTINGER 09 - GREGORY A. TROJAN 10 - PATRICK D. WALSH For Against Abstain For Against Abstain 2. Ratification and approval of our 2005 Equity Incentive Plan, as 3. Approval, on an advisory and non-binding basis, of the amended, including the amendment to increase the number of compensation of named executive officers. shares of Common Stock reserved for issuance the reunder by 1,250,000 shares. 4. Ratification of the appointment of Ernst & Young LLP as our 5. NOTE: In their discretion, the Proxy Holder(s) are authorized to vote upon such other independent registered public accounting firm for fiscal year business as may properly come before the meeting, or any adjournment thereof, to the 2015. extent authorized by Rule 14a-4 promulgated by the Securities and Exchange Commission. To the extent cumulative voting applies, the undersigned hereby grants to the Proxy Holder(s) discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below THIS AND OTHER PROXY SHOULD PERSONS BE SIGNING SIGNED IN EXACTLY REPRESENTATIVE AS YOUR NAME CAPACITY, APPEARS THEY HEREON. SHOULD JOINT GIVE OWNERS FULL TITLES. SHOULD BOTH SIGN. IF SIGNED BY EXECUTORS, ADMINISTRATORS, TRUSTEES Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1 U P X 2 3 4 6 4 3 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 021EEE

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy PROXY — SOLICITED BJ’S RESTAURANTS, ON BEHALF OF THE INC. BOARD OF DIRECTORS + FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 2, 2015 THE UNDERSIGNED HEREBY APPOINTS GREGORY A. TROJAN AND GREGORY S. LEVIN, AND EACH OF THEM ACTING INDIVIDUALLY, AS PROXY HOLDERS, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES EITHER OF THEM TO REPRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS OF BJ’S RESTAURANTS, INC., A CALIFORNIA CORPORATION, TO BE HELD AT BJ’S RESTAURANTS, INC., 7755 CENTER AVE., 4TH FLOOR, HUNTINGTON BEACH, CALIFORNIA 92647, ON TUESDAY, JUNE 2, 2015, AT 9:00 A.M., PACIFIC DAYLIGHT TIME, AND AT ANY ADJOURNMENT THEREOF, AND TO VOTE ALL SHARES OF COMMON STOCK WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT SUCH MEETING AS STATED ON THE REVERSE SIDE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL THE NOMINEES TO THE BOARD OF DIRECTORS LISTED, FOR PROPOSALS 2, 3 AND 4 AND AS THE PROXY HOLDER(S) SHALL DETERMINE WITH RESPECT TO ANY OTHER PROPOSAL THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE READ, COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. (Continued and to be Signed on the Other Side) C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +